Exhibit 99.1

Execution Version

Wells Fargo Bank, National Association 3800 Howard Hughes Parkway 4th Floor Las Vegas, NV 89169	J.P. Morgan Securities LLC 383 Madison Ave New York, NY 10179	Bank of America, N.A. Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, NY 10036	Goldman Sachs Bank USA 200 West Street New York, NY 10282-2198	Union Bank, N.A. 445 South Figueroa Street Los Angeles, CA 90071

Wells Fargo Securities, LLC 600 California Street 20th Floor San Francisco, CA	JPMorgan Chase Bank, N.A. 270 Park Ave New York, NY 10017

CONFIDENTIAL

July 15, 2013

Bally Technologies, Inc.

6601 South Bermuda Road

Las Vegas, Nevada 89119

Attention:  Neil Davidson, Chief Financial Officer

Re:                 Project Manhattan Commitment Letter

Ladies and Gentlemen:

You have advised Wells Fargo Bank, National Association (“Wells Fargo Bank”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), J.P. Morgan Securities LLC (“JPMSI”), JPMorgan Chase Bank, N.A. (“JPM”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its affiliates designated to act in such capacity, “MLPFS”), Bank of America, N.A. (“Bank of America”), Goldman Sachs Bank USA (“Goldman Sachs”), and Union Bank, N.A. (“Union Bank” and, together with Wells Fargo Bank, Wells Fargo Securities, JPMSI, JPM, MLPFS, Bank of America and Goldman Sachs, the “Commitment Parties” or “we” or “us”) that Bally Technologies, Inc. (the “Borrower” or “you”) seeks financing to fund the purchase price for the proposed acquisition (the “Acquisition”) of all the equity interests of an entity identified to us and code named “Manhattan” (the “Acquired Company”) from the equityholders thereof (collectively, the “Sellers”) pursuant to a merger agreement among the Borrower, a subsidiary to be formed by the Borrower (“Merger Sub”) and the Acquired Company (the “Acquisition Agreement”).  Wells Fargo Bank, JPM, Bank of America, Goldman Sachs and Union Bank are also referred to herein each as an “Initial Lender” and, collectively, as the “Initial Lenders.”

You have further advised us that you desire to fund the amounts needed to (a) finance the Acquisition, (b) refinance certain existing indebtedness of the Acquired Company and its subsidiaries (such refinancings, collectively, the “Acquired Company Refinancing”), (c) pay fees, commissions and expenses in connection with the Transactions (as defined below) and (d) finance ongoing working capital requirements and other general corporate purposes through a proposed amendment (the “Existing Facility Amendment”) of your existing Second Amended and Restated Credit Agreement dated April 19, 2013 (the “Existing Credit Agreement”) that will, among other things, allow for a Term B Loan facility in the amount of $1,300.0 million (the “New Term B Loan”), as described in the Summary of Proposed Term and Conditions attached hereto as Annex A (the “Amendment Term Sheet”).

For purposes of this Commitment Letter and the Fee Letter, an “Amendment Failure” shall be deemed to have occurred on the earlier of (i) 60 days after the date hereof if the Existing Facility Amendment has not been executed by the requisite parties as of such date (regardless of effectiveness, it being understood that the Existing Facility Amendment shall not be required to become effective prior to the Closing Date) and (ii) the mutual determination of the Majority Lead Arrangers (as defined in the Fee Letter) and the Borrower, confirmed by the delivery of written notice to the Borrower, that obtaining the requisite consents in respect of the Existing Facility Amendment is unlikely to succeed, and the determination by the Majority Lead Arrangers (as defined in the Fee Letter) to begin syndication of the Senior Credit Facilities (as defined below).  The date upon which an Amendment Failure occurs is referred to herein as the “Amendment Failure Date.”

You have also advised us that if the Amendment Failure occurs, then the total funds needed to (a) finance the Acquisition, (b) refinance certain existing indebtedness of the Borrower and its subsidiaries and of the Acquired Company and its subsidiaries (such refinancings, collectively, the “Refinancing”), (c) pay fees, commissions and expenses in connection with the Transactions (as defined below) and (d) finance ongoing working capital requirements and other general corporate purposes will consist of senior secured credit facilities of up to $2,225.0 million to the Borrower consisting of (A) a revolving credit facility of up to $200.0 million (the “Revolving Credit Facility”), (B) a term loan facility of up to $200.0 million (the “Term Loan A Facility”) and (C) a term loan facility of up to $1,825.0 million (the “Term Loan B Facility” and, collectively with the Revolving Credit Facility and the Term Loan A Facility, the “Senior Credit Facilities”), each as described in the Summary of Proposed Terms and Conditions attached hereto as Annex B (the “Refinancing Term Sheet” and, together with the Amendment Term Sheet, the “Term Sheets”).

Following the Acquisition, none of the Borrower, the Acquired Company or any of their respective subsidiaries will have any debt outstanding except as described in the Conditions Annex.

As used herein, the term “Transactions” means, collectively, the Acquisition, the Existing Facility Amendment, the Acquired Company Refinancing, the Refinancing, the initial borrowings and other extensions of credit under the Senior Credit Facilities or the Existing Facility Amendment, as applicable, on the Closing Date and the payment of fees, commissions and expenses in connection with each of the foregoing.  This letter, including the Term Sheets and the Conditions Annex attached hereto as Annex C (the “Conditions Annex”), is hereinafter referred to as the “Commitment Letter”.  The date on which the Senior Credit Facilities or the New Term B Loan, as applicable, becomes effective and is funded is referred to as the “Closing Date”.  Except as the context otherwise requires, references to the “Borrower and its subsidiaries” will include the Acquired Company and its subsidiaries after giving effect to the Acquisition.  Capitalized terms used herein without definition shall have the meanings given to them in the Term Sheets.

1.                                      Commitments.

(a)                                 Subject to sub-section (c) below, upon the terms and subject solely to the conditions referenced in Section 3 of this Commitment Letter, (i) Wells Fargo Bank is pleased to advise you of its commitment to provide to the Borrower 36.25% of the principal amount of the New Term B Loan and to vote its loans and commitments under the Existing Credit Agreement in favor of the Existing Facility Amendment, (ii) JPM is pleased to advise you of its commitment to provide to the Borrower 36.25% of the principal amount of the New Term B Loan and to vote its loans and commitments under the Existing Credit Agreement in favor of the Existing Facility Amendment, (iii) Bank of America is pleased to advise you of its commitment to provide to the Borrower 12.5% of the principal amount of the New Term B Loan and to vote its loans and commitments under the Existing Credit Agreement in favor

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of the Existing Facility Amendment, (iv) Goldman Sachs is pleased to advise you of its commitment to provide to the Borrower 10.0% of the principal amount of the New Term B Loan and to vote its loans and commitments under the Existing Credit Agreement in favor of the Existing Facility Amendment and (v) Union Bank is pleased to advise you of its commitment to provide to the Borrower 5.0% of the principal amount of the New Term B Loan and to vote its loans and commitments under the Existing Credit Agreement in favor of the Existing Facility Amendment (collectively, the “Existing Facility Commitment”).  It is understood and agreed that each Initial Lender’s Existing Facility Commitment hereunder is several and independent of the commitment of each other Initial Lender.

(b)                                 Subject to sub-section (c) below, if the Amendment Failure occurs and the Existing Facility Commitment terminates without funding, then upon the terms and subject solely to the conditions referenced in Section 3 of this Commitment Letter, (i) Wells Fargo Bank is pleased to advise you of its commitment to provide to the Borrower 36.25% of the principal amount of each of the Senior Credit Facilities, (ii) JPM is pleased to advise you of its commitment to provide to the Borrower 36.25% of the principal amount of each of the Senior Credit Facilities, (iii) Bank of America is pleased to advise you of its commitment to provide to the Borrower 12.5% of the principal amount of each of the Senior Credit Facilities, (iv) Goldman Sachs is pleased to advise you of its commitment to provide to the Borrower 10.0% of the principal amount of each of the Senior Credit Facilities and (v) Union Bank is pleased to advise you of its commitment to provide to the Borrower 5.0% of the principal amount of each of the Senior Credit Facilities (collectively, the “Refinancing Commitment” and, together with the Existing Facility Commitment, the “Commitments”).  It is understood and agreed that each Initial Lender’s Refinancing Commitment hereunder is several and independent of the commitment of each other Initial Lender.

(c)                                  If, at any time on or prior to 5:00 p.m. (Eastern Time) on August 2, 3013, each Commitment Party receives written notice (the “Commitment Reduction Notice”) from the Borrower that it wishes to reduce the Commitments, then as of such time the Commitments shall be automatically and permanently reduced subject to the following terms and conditions: (i) the aggregate principal amount of any such Commitment reduction may not exceed $220 million; (ii) such Commitment reduction shall only apply to (x) the Existing Facility Commitment and (y) the Term Loan B Facility (but not, for the avoidance of doubt, to the Revolving Credit Facility or Term Loan A Facility) with respect to the Refinancing Commitment; (iii) the individual and several commitment of each Commitment Party shall be automatically reduced on a pro rata basis; (iv) the Borrower shall only be entitled to deliver to the Commitment Parties one Commitment Reduction Notice; and (v) the Commitment Reduction Notice shall specify (x) the aggregate amount of Commitments to be reduced (which amount must not exceed $220 million) and (y) that it is being delivered pursuant to Section 1(c) of the Commitment Letter.  Notwithstanding any other provision of this Commitment Letter or the Fee Letter to the contrary, from and after the date of such reduction, all references in this Commitment Letter (including in the Term Sheets and the Conditions Annex) and in the Fee Letter to the New Term B Loan, the Senior Credit Facilities, the Term Loan B Facility, the Existing Facility Commitment and the Refinancing Commitment, and all references in this Commitment Letter (including the Term sheets and the Conditions Annex) and the Fee Letter to the size of the New Term B Loan, the Senior Credit Facilities and the Term Loan B Facility shall, automatically and without any action by any party, be deemed amended and shall mean and refer to the same as reduced pursuant to the terms of this paragraph. The Commitment Reduction Notice may be delivered by electronic mail provided that each Commitment Party acknowledges receipt thereof in a legible format.

Notwithstanding the foregoing or any other provision herein to the contrary, the parties hereto acknowledge that the Existing Facility Commitment and the Refinancing Commitment are alternative Commitments and that the Refinancing Commitment will only be required to be funded, subject to the terms and conditions hereof, if the Existing Facility Amendment is not successful and the Existing

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Facility Commitment terminates without funding.  In no event shall any Commitment Party be required to fund, in whole or in part, on more than one of the two Commitments.

2.                                      Titles and Roles.

(a)                                 Wells Fargo Securities, JPMSI, MLPFS, Goldman Sachs and Union Bank, each acting individually or through or with affiliates selected by it, will act as the joint bookrunners and joint lead arrangers (in such capacities, the “Term Loan B Lead Arrangers”) in respect of the New Term B Loan and, to the extent applicable, in arranging and syndicating the Term Loan B Facility of the Senior Credit Facilities.

(b)                                 Wells Fargo Securities, JPMSI, MLPFS, Goldman Sachs and Union Bank, each acting alone or through or with affiliates selected by it, will act as the joint bookrunners and joint lead arrangers (in such capacities, the “Pro Rata Lead Arrangers” and, collectively with the Term Loan B Lead Arrangers, each a “Lead Arranger” and, collectively, the “Lead Arrangers”), to the extent applicable, in arranging and syndicating the Term Loan A Facility and the Revolving Credit Facility of the Senior Credit Facilities.

Each Lead Arranger shall use its commercially reasonable efforts to secure, as applicable, (a) approvals or consents from existing lenders to the Existing Facility Amendment and commitments for the New Term B Loan from a syndicate of banks, financial institutions and other entities (collectively with the existing lenders under the Existing Credit Agreement, including Wells Fargo Bank, JPM, Bank of America, Goldman Sachs and Union Bank, the “Existing Facility Amendment Lenders”) and (b) upon an Amendment Failure, commitments for the Senior Credit Facilities from a syndicate of banks, financial institutions and other entities (such banks, financial institutions and other entities committing to the Senior Credit Facilities, including Wells Fargo Bank, JPM, Bank of America, Goldman Sachs and Union Bank, as well as all other lenders under the Senior Credit Facilities, the “Senior Credit Facilities Lenders” and, collectively with the Existing Facility Amendment Lenders, the “Lenders”), in each case, upon the terms and subject to the conditions set forth in this Commitment Letter.

No additional agents, co-agents or arrangers will be appointed and no other titles will be awarded in respect of the Existing Facility Amendment or the Senior Credit Facilities without the prior written approval of Wells Fargo Securities and JPMSI.  The Lead Arrangers shall have the right, in consultation with you, to award titles to other co-agents or arrangers who are Lenders that provide (or whose affiliates provide) commitments in respect of the Existing Facility Amendment or the Senior Credit Facilities; provided that (i) no other agent, co-agent or arranger other than Wells Fargo Securities will have rights in respect of the management of the syndication of the New Term B Loan or, to the extent applicable, the Senior Credit Facilities and (ii) Wells Fargo Securities will have the “left” and “highest” placement in any and all marketing materials or other documentation used in connection with the New Term B Loan and, to the extent applicable, the Senior Credit Facilities, and shall hold the leading role and responsibilities conventionally associated with such placement, including maintaining sole physical books for the Senior Credit Facilities.

3.                                      Conditions to Commitment.  Except as provided in the following paragraph, the Commitments and undertakings of the Commitment Parties hereunder are subject solely to the satisfaction of the conditions precedent set forth in the Term Sheets and the Conditions Annex.

Notwithstanding anything to the contrary in this Commitment Letter (including each of the exhibits and annexes attached hereto), the fee letter dated the date hereof from the Commitment Parties to you (the “Fee Letter”), the Financing Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions, (i) the only representations relating to the

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Acquired Company, the Borrower and their respective subsidiaries and their respective businesses the accuracy of which shall be a condition to the availability of the New Term B Loan or, if applicable, the Senior Credit Facilities on the Closing Date shall be (A) such of the representations made by the Acquired Company with respect to the Acquired Company and its subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that you or your affiliates have the right (determined without regard to any notice requirement) to terminate your and their obligations under the Acquisition Agreement or otherwise decline to close the Acquisition as a result of such representations in the Acquisition Agreement not being accurate (the “Specified Acquisition Agreement Representations”) and (B) the Specified Representations (as defined below) and (ii) the terms of the Financing Documentation shall be in a form such that they do not impair the availability of the New Term B Loan or, if applicable, the Senior Credit Facilities on the Closing Date if the conditions set forth in this Commitment Letter are satisfied (it being understood that, to the extent any security interest in any Collateral (as defined in the Term Sheets) (other than the pledge and perfection of the security interests (1) in the equity securities of any domestic subsidiaries of the Borrower to the extent required by the Term Sheets and (2) in other assets with respect to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code or the filing of a security agreement with the United States Copyright Office or the United States Patent and Trademark Office) is not or cannot be perfected on the Closing Date after your use of commercially reasonable efforts to do so, then the perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the New Term B Loan or, if applicable, the Senior Credit Facilities on the Closing Date, but instead shall be required to be delivered after the Closing Date pursuant to arrangements and timing to be mutually agreed by the Administrative Agent (as defined in the Term Sheets) and the Borrower acting reasonably (but not to exceed 60 days after the Closing Date, unless extended by the Administrative Agent)).  For purposes hereof, “Specified Representations” means the representations and warranties made by the Credit Parties set forth in the Term Sheets relating to corporate existence of the Credit Parties and good standing in the jurisdiction of formation of the Credit Parties (other than any immaterial Credit Parties); power and authority (as it relates to the due authority, execution and delivery and enforceability of the Financing Documentation), due authorization, execution and delivery and enforceability, in each case, related to the Credit Parties entering into and performing of the Financing Documentation; non-contravention of the Financing Documentation with the Credit Parties’ organizational documents or applicable law (except to the extent such contravention of applicable law could not reasonably be expected to have a material adverse effect); solvency as of the Closing Date (after giving effect to the Transactions) of the Borrower and its subsidiaries on a consolidated basis; Federal Reserve margin regulations; the Investment Company Act; the PATRIOT Act; OFAC; FCPA; and creation, validity and, subject to the parenthetical in the immediately preceding sentence, perfection of security interests in the Collateral.  This paragraph, and the provisions herein, shall be referred to as the “Limited Conditionality Provision”.

4.                                      Syndication.

(a)                                 The Lead Arrangers reserve the right, both prior to and after the Closing Date, to syndicate all or a portion of the Commitments and you acknowledge and agree that the Lead Arrangers intend to commence syndication efforts promptly following your acceptance of this Commitment Letter and the Fee Letter.  Until the earlier of (i) the date that a Successful Syndication (as defined in the Fee Letter) is achieved and (ii) the date that is 90 days following the Closing Date (the “Syndication Date”), you agree to, and will use commercially reasonable efforts to cause appropriate members of management of the Acquired Company to, assist us actively in achieving a syndication of the New Term B Loan or, if applicable, the Senior Credit Facilities that is satisfactory to us and you.  To assist us in our syndication efforts, you agree that you will, and will cause your representatives and advisors to, and will use commercially reasonable efforts to cause appropriate members of management of the Acquired Company to, (i) provide promptly to the Commitment Parties and the other Lenders upon request all information

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reasonably deemed necessary by the Lead Arrangers to assist the Lead Arrangers and each Lender in their evaluation of the Transactions and to complete the syndication, (ii) make senior management of the Borrower and (to the extent reasonable and practical) appropriate members of management of the Acquired Company available to prospective Lenders on reasonable prior notice and at reasonable times and places, (iii) host, with the Lead Arrangers, one or more meetings and/or calls with prospective Lenders at mutually agreed times and locations, (iv) assist, and cause your affiliates and advisors to assist, the Lead Arrangers in the preparation of one or more confidential information memoranda and other marketing materials in form and substance reasonably satisfactory to the Lead Arrangers (and you shall use commercially reasonable efforts to finalize such memoranda and materials no later than 30 days following the date hereof) to be used in connection with the syndication, (v) use commercially reasonable efforts to ensure that the syndication efforts of the Lead Arrangers benefit materially from the existing lending relationships of the Borrower and the Acquired Company, (vi) use commercially reasonable efforts to obtain, at the Borrower’s expense, (A) a current public corporate credit rating from Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”), (B) a current public corporate family rating from Moody’s Investors Service, Inc. (“Moody’s”) and (C) a current public rating with respect to the New Term B Loan and each of the Senior Credit Facilities from each of S&P and Moody’s, in each case, as soon as practicable after the date hereof and to participate actively in the process of securing such ratings, including having senior management of the Borrower and (to the extent reasonable and practical) appropriate members of management of the Acquired Company meet with such rating agencies (provided, that the receipt of such ratings shall not constitute a condition precedent to the availability of the New Term B Loan or the Senior Credit Facilities, as applicable) and (vii) use commercially reasonable efforts to ensure, and to cause the Acquired Company to ensure, that prior to the Syndication Date there will be no competing issues, offerings, placements, arrangements or syndications of debt securities or commercial bank or other credit facilities by or on behalf of you or your subsidiaries or the Acquired Company and its subsidiaries, being offered, placed or arranged (other than (x) the New Term B Loan and the Senior Credit Facilities and (y) any indebtedness of the Acquired Company and its subsidiaries permitted to be incurred in accordance with the terms of the Acquisition Agreement in effect on the date hereof) without the written consent of the Lead Arrangers, unless such issuance, offering, placement, arrangement or syndication could not reasonably be expected, in the reasonable discretion of the Lead Arrangers, to materially impair the syndication of the New Term B Loan or the Senior Credit Facilities (it being understood that indebtedness in the ordinary course of business of the Borrower and its subsidiaries (including the Acquired Company and its subsidiaries to the extent permitted by the Acquisition Agreement) for capital expenditures and working capital purposes will not materially impair the syndication of the New Term B Loan or the Senior Credit Facilities).

(b)                                 Wells Fargo Securities and/or one or more of its affiliates will exclusively manage all aspects of the syndication of the New Term B Loan and, if applicable, the Senior Credit Facilities (in consultation with you and the other Lead Arrangers), including decisions as to the selection and number of potential Lenders to be approached, when they will be approached, whose commitments will be accepted, any titles offered to the Lenders and the final allocations of the commitments and any related fees among the Lenders, and Wells Fargo Securities will exclusively perform all functions and exercise all authority as is customarily performed and exercised in such capacities.  Notwithstanding the Lead Arrangers’ right to syndicate the New Term B Loan and, if applicable, the Senior Credit Facilities and receive commitments with respect thereto, (i) the Initial Lenders shall not be relieved or released from their obligations hereunder (including their obligation to fund the New Term B Loan or, if applicable, the Senior Credit Facilities on the Closing Date) in connection with any syndication, assignment or participation in the New Term B Loan or, if applicable, the Senior Credit Facilities, including their Commitments, until the initial funding under the New Term B Loan or, if applicable, the Senior Credit Facilities has occurred on the Closing Date, (ii) no assignment by the Initial Lenders shall become effective with respect to all or any portion of the Initial Lenders’ respective Commitments in respect of the New Term B Loan or, if applicable, the Senior Credit Facilities, until the initial funding of

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the New Term B Loan or, if applicable, the Senior Credit Facilities and (iii) unless you agree in writing, each Commitment Party will retain exclusive control over all rights and obligations with respect to its Commitments in respect of the New Term B Loan or, if applicable, the Senior Credit Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred.  No Lender or Lead Arranger will receive compensation from you or any of your respective subsidiaries with respect to the Existing Facility Amendment or the Senior Credit Facilities outside the terms contained herein, in the Term Sheets, in the Fee Letter, in the administrative agency fee letter between the Borrower and Wells Fargo Bank dated the date hereof (solely with respect to the Senior Credit Facilities, the “Administrative Agency Fee Letter”) and in the administrative agency fee letter between the Borrower and Bank of America dated the date hereof (solely with respect to the Existing Facility Amendment, the “BofA Administrative Agency Fee Letter”) in connection with the arrangement, structuring or syndication of, or in order to obtain its commitment to participate in, the Existing Facility Amendment or the Senior Credit Facilities without the prior written consent of Wells Fargo Securities and JPMSI and, subject to the Fee Letter, the Lead Arrangers will have sole discretion with respect to the allocation and distribution of fees among the Lenders.  Without limiting your obligations to assist with the syndication efforts as set forth herein, it is understood that the Commitments hereunder are not conditioned upon the syndication of, or receipt of commitments in respect of, the New Term B Loan or, if applicable, the Senior Credit Facilities and in no event shall the successful completion of the syndication of the New Term B Loan or the Senior Credit Facilities constitute a condition to the availability of the New Term B Loan or, if applicable, the Senior Credit Facilities on the Closing Date.

5.                                      Information.

(a)                                 You represent, warrant and covenant that (i) all written information (other than the Projections, as defined below, other forward-looking information and information of a general economic or industry specific nature) concerning the Borrower, the Acquired Company and their respective subsidiaries and the Transactions that has been or will be made available to the Commitment Parties or the Lenders by you, or any of your representatives, subsidiaries or affiliates (or on your or their behalf) (the “Information”) is, and in the case of Information made available after the date hereof, will be (in any case, when delivered and taken as a whole) complete and correct in all material respects and does not, and in the case of Information made available after the date hereof, will not (in any case, when delivered and taken as a whole) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading and (ii) all financial projections concerning the Borrower, the Acquired Company and their respective subsidiaries that have been or will be made available to the Commitment Parties or the Lenders by you, or any of your representatives, subsidiaries or affiliates (or on your or their behalf) (the “Projections”) have been and will be prepared in good faith based upon assumptions believed by you to be reasonable at the time made available to the Commitment Parties or the Lenders by you, it being understood that such Projections are not to be viewed as facts and that actual results may vary materially from the Projections.  You agree that if, at any time prior to the later of (i) the Closing Date and (ii) the earlier of (A) the date of a Successful Syndication and (B) the Syndication Date, you become aware that any of the representations and warranties contained in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations are correct in all material respects under those circumstances.  Notwithstanding the foregoing, solely as they relate to matters with respect to the Acquired Company and its subsidiaries, until the consummation of the Acquisition the foregoing representations, warranties and covenants are made to your knowledge.  We will be entitled to use and rely upon (subject to Section 7 hereof and any confidentiality agreements between you and us relating to the Information and the Projections), without responsibility to verify independently, the Information and the Projections.  You acknowledge that the Commitment Parties may share with any of their respective affiliates (it being understood that such

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affiliates will be subject to the confidentiality agreements between you and us), and such affiliates may share with the Commitment Parties, any information related to the Acquired Company, or any of its subsidiaries or affiliates (including, without limitation, in each case, information relating to creditworthiness) and the transactions contemplated hereby.

(b)                                 You acknowledge that (i) the Commitment Parties on your behalf will make available the Information, Projections and other marketing materials and presentations, including confidential information memoranda (collectively, the “Informational Materials”), to the potential Lenders by posting the Informational Materials on SyndTrak Online or by other similar electronic means (collectively, the “Electronic Means”) and (ii) certain prospective Lenders (“Public Lenders”; all other Lenders, “Private Lenders”) may not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Borrower, the Acquired Company or their respective affiliates or any of their respective securities, and who may be engaged in investment and other market-related activities with respect to such entities’ securities.  At the request of the Lead Arrangers, (A) you will assist, and cause your affiliates, advisors, and to the extent possible using commercially reasonable efforts, appropriate representatives of the Acquired Company to assist, the Lead Arrangers in the preparation of Informational Materials to be used in connection with the syndication of the New Term B Loan or the Senior Credit Facilities, as applicable, to Public Lenders, which will not contain MNPI (the “Public Informational Materials”), and (B) you will identify and conspicuously mark any Public Informational Materials “PUBLIC”. Any materials not marked “PUBLIC” shall be considered to include MNPI and accordingly will be treated as “PRIVATE AND CONFIDENTIAL”.  Notwithstanding the foregoing, you agree that the Commitment Parties may distribute the following documents to all prospective Lenders (including the Public Lenders) on your behalf, unless you advise the Commitment Parties in writing (including by email) within a reasonable time prior to their intended distributions that such material should not be distributed to Public Lenders:  (1) administrative materials for prospective Lenders such as lender meeting invitations and funding and closing memoranda, (2) notifications of changes to the terms of the Existing Facility Amendment or the Senior Credit Facilities, as applicable and (3) other materials intended for prospective Lenders after the initial distribution of the Informational Materials, including drafts and final versions of the Financing Documentation.  If you advise us in writing (including by email) that any of the foregoing items (other than the Financing Documentation) should not be distributed to Public Lenders, then the Commitment Parties will not distribute such materials to Public Lenders without further discussions with you.  Before distribution of any Information Materials (a) to prospective Private Lenders, you shall provide us with a customary letter authorizing the dissemination of the Information Materials and confirming (and, in the case of information included therein relating to the Acquired Company and its subsidiaries, to your knowledge) the accuracy and completeness in all material respects of the information contained therein and (b) to prospective Public Lenders, you shall provide us with a customary letter authorizing the dissemination of the Public Informational Materials and confirming (and, in the case of information included therein relating to the Acquired Company and its subsidiaries, to your knowledge) the accuracy and completeness in all material respects of the information contained therein and the absence of MNPI therefrom.

6.                                      Indemnification.  You agree to indemnify and hold harmless the Commitment Parties and each of their respective affiliates, directors, officers, employees, partners, representatives, advisors and agents and each of their respective heirs, successors and assigns (each, an “Indemnified Party”) from and against any and all actions, suits, losses, claims, damages, penalties, liabilities and expenses of any kind or nature (including legal expenses), joint or several, to which such Indemnified Party may become subject or that may be incurred or asserted or awarded against such Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) any matters contemplated by this Commitment Letter, the Transactions or any related transaction (including, without

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limitation, the execution and delivery of this Commitment Letter and the Financing Documentation) or (ii) the use or the contemplated use of the proceeds of the Existing Facility Amendment or the Senior Credit Facilities, as applicable, and will reimburse each Indemnified Party for all reasonable and documented out-of-pocket expenses (including reasonable attorneys’ fees, expenses and charges of one primary counsel, one local counsel in each relevant jurisdiction, one specialty counsel for each relevant specialty and one or more additional counsel if one or more actual or potential conflicts of interest arise) within 30 days of demand therefor, accompanied by appropriate supporting documentation; provided that no Indemnified Party will have any right to indemnification for any of the foregoing to the extent resulting from (1) such Indemnified Party’s own gross negligence, willful misconduct or (solely in the case of a claim brought by you) material breach of its obligation to fund its Commitment under this Commitment Letter on the Closing Date, in each case, as determined by a court of competent jurisdiction in a final non-appealable judgment or (2) any dispute among Indemnified Parties other than (x) any claims against any Commitment Party in its capacity or in fulfilling its role as an administrative agent, syndication agent or arranger or any similar role contemplated hereby and (y) any claims arising out of any act or omission on the part of the Borrower.  In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equityholders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.  You also agree that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort, or otherwise) to you or your affiliates or to your or their respective equityholders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent such liability to you is determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s own gross negligence, willful misconduct or material breach of its obligation to fund its Commitment under this Commitment Letter on the Closing Date.  The Commitment Parties will only have liability to you (as opposed to any other person), and each Commitment Party shall be liable solely in respect of its own Commitment to the Existing Facility Amendment or the Senior Credit Facilities, as applicable, on a several, and not joint, basis with any other Lender.  No Indemnified Party will be liable to you, your affiliates or any other person for any indirect, consequential, special or punitive damages that may be alleged as a result of this Commitment Letter, the Fee Letter, the Administrative Agency Letter, the Financing Documentation or any other element of the Transactions.  No Indemnified Party will be liable to you, your affiliates or any other person for any damages arising from the use by others of Informational Materials or other materials obtained by Electronic Means.  You shall not, without the prior written consent of each Indemnified Party affected thereby, settle any threatened or pending claim or action that would give rise to the right of any Indemnified Party to claim indemnification hereunder unless such settlement (a) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnified Party and (b) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of such Indemnified Party.

7.                                      Confidentiality.

(a)                                 This Commitment Letter, the Fee Letter, the Administrative Agency Fee Letter and the BofA Administrative Agency Fee Letter (collectively, the “Commitment Documents”) and the existence and contents hereof and thereof shall be confidential and may not be disclosed, directly or indirectly, by you in whole or in part to any person without our prior written consent, except for (i) the disclosure hereof or thereof on a confidential basis to your directors, officers, employees, accountants, attorneys and other professional advisors who have been advised of their obligation to maintain the confidentiality of the Commitment Documents for the purpose of evaluating, negotiating or entering into the Transactions or (ii) as otherwise required by law (in which case, you agree, to the extent permitted by law, to inform us promptly, and to the extent practical, in advance thereof); provided that you may disclose, (A) this Commitment Letter, but not the Fee Letter, the Administrative Agency Fee Letter or the

9

BofA Administrative Agency Fee Letter (other than with respect to the aggregate fees contemplated by the Fee Letter, the Administrative Agency Fee Letter or the BofA Administrative Agency Fee Letter, or a version of the Fee Letter, the Administrative Agency Fee Letter or the BofA Administrative Agency Fee Letter, as to which such fees have been redacted in a manner acceptable to the Lead Arrangers), on a confidential basis to the board of directors, officers and advisors of the Acquired Company in connection with their consideration of the Acquisition, (B) this Commitment Letter, but not the Fee Letter, Administrative Agency Fee Letter or the BofA Administrative Agency Fee Letter, in any required filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges, and (C) the Term Sheets to any ratings agency in connection with the Transactions.  The Commitment Parties shall be permitted to use information related to the syndication and arrangement of the New Term B Loan or the Senior Credit Facilities, as applicable, in connection with obtaining a CUSIP number, marketing, press releases or other transactional announcements or updates provided to investor or trade publications, subject to confidentiality obligations or disclosure restrictions reasonably requested by you.  Prior to the Closing Date, the Commitment Parties shall have the right to review and approve any public announcement or public filing made by you, or the Acquired Company or your or their respective representatives relating to the Existing Facility Amendment, the Senior Credit Facilities or to any of the Commitment Parties in connection therewith, before any such announcement or filing is made (such approval not to be unreasonably withheld or delayed).

(b)                                 We will treat as confidential all non-public information provided to us by or on behalf of you in connection with the Transactions; provided that nothing herein shall prevent any Commitment Party from disclosing any such information (i) to any Lenders or participants or prospective Lenders or participants, (ii) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable law or regulations (in which case, such Commitment Party shall, to the extent permitted by law, inform you promptly, and to the extent practical, in advance thereof, except in the case of any routine audit by, or in response to a blanket request from, any regulatory, governmental or similar supervisory authority exercising its routine supervisory or audit functions), (iii) upon the request or demand of any regulatory authority having jurisdiction over such Commitment Party or its affiliates, (iv) to the employees, legal counsel, independent auditors, professionals and other experts or agents of such Commitment Party (or any affiliate of such Commitment Party) who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (v) to any of its respective affiliates solely in connection with the Transactions, (vi) to the extent any such information becomes publicly available other than by reason of disclosure by such Commitment Party or its affiliates in breach of this Commitment Letter, (vii) to any rating agency in connection with the Transactions, (viii) for purposes of establishing a “due diligence” defense, (ix) to the extent that such information is received by us from a third party that is not, to our knowledge, subject to confidentiality obligations owing to you or any of your affiliates or related parties and (x) to the extent that such information was already in our possession prior to any duty or other undertaking of confidentiality entered into in connection with the transactions contemplated herein or is independently developed by us.  The provisions of this paragraph shall automatically terminate two years following the date of this Commitment Letter.

(c)                                  The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each of them is required to obtain, verify and record information that identifies you and any additional Credit Parties, which information includes your and their respective names, addresses, tax identification numbers and other information that will allow the Commitment Parties and the other Lenders to identify you and such other parties in accordance with the PATRIOT Act.  This notice is given in accordance with the requirements of the PATRIOT Act and is effective for each of us and the Lenders.

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8.                                      Other Services.

(a)                                 Nothing contained herein shall limit or preclude the Commitment Parties or any of their affiliates from carrying on any business with, providing banking or other financial services to, or from participating in any capacity, including as an equity investor, in any party whatsoever, including, without limitation, any competitor, supplier or customer of you, the Acquired Company or any of your or their respective affiliates, or any other party that may have interests different than or adverse to such parties.

(b)                                 You acknowledge that the Lead Arrangers and their respective affiliates (the term “Lead Arrangers” as used in this paragraph being understood to include such affiliates) (i) may be providing debt financing, equity capital or other services (including financial advisory services) to other entities or persons with which you, the Acquired Company or your or their respective affiliates may have conflicting interests regarding the Transactions and otherwise, (ii) may act, without violation of its contractual obligations to you, as it deems appropriate with respect to such other entities or persons, and (iii) have no obligation in connection with the Transactions to use, or to furnish to you, the Acquired Company or your or their respective affiliates or subsidiaries, confidential information obtained from other entities or persons.  In addition, you acknowledge that the Lead Arrangers may be arranging or providing (or contemplating arranging or providing) a committed form of acquisition financing to other potential purchasers of the Acquired Company and that, in such capacity, the Lead Arrangers may acquire information about the Acquired Company, the sale thereof, and such other potential purchasers and their strategies and proposals, but the Lead Arrangers shall have no obligation to disclose to you the substance of such information or the fact that the Lead Arrangers is in possession thereof.

(c)                                  In connection with all aspects of the Transactions, you acknowledge and agree that: (i) the Existing Facility Amendment, the Senior Credit Facilities and any related arranging or other services contemplated in this Commitment Letter constitute an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the Transactions, (ii) in connection with the process leading to the Transactions, each of the Commitment Parties is and has been acting solely as a principal and not as a financial advisor, agent or fiduciary, for you, the Acquired Company or any of your or their respective management, affiliates, equityholders, directors, officers, employees, creditors or any other party (except as otherwise agreed in writing by certain affiliates of Goldman Sachs as financial advisor to you in connection with the Acquisition), (iii) no Commitment Party or any affiliate thereof has assumed or will assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the Transactions or the process leading thereto (irrespective of whether any Commitment Party has advised or is currently advising you or your affiliates or the Acquired Company or its affiliates on other matters) and no Commitment Party has any obligation to you or your affiliates with respect to the Transactions except those obligations expressly set forth in the Commitment Documents (except as otherwise agreed in writing by Wells Fargo Securities as financial advisor to you in connection with the Acquisition), (iv) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates and no Commitment Party shall have any obligation to disclose any of such interests, and (v) no Commitment Party has provided any legal, accounting, regulatory or tax advice with respect to any of the Transactions and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.  You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against any Commitment Party and their respective affiliates with respect to any breach or alleged breach of agency or fiduciary duty.

9.                                      Acceptance/Expiration of Commitments.

(a)                                 This Commitment Letter and the Commitments of the Commitment Parties and

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the undertakings of the Commitment Parties set forth herein shall automatically terminate at 11:59 p.m. (Eastern Time) on July 15, 2013 (the “Acceptance Deadline”), without further action or notice unless signed counterparts of this Commitment Letter, the Fee Letter, the BofA Administrative Agency Fee Letter, the Administrative Agency Fee Letter and any other letter agreement between the Borrower and any of the Commitment Parties shall have been delivered to each Lead Arranger by such time.

(b)                                 In the event this Commitment Letter is accepted by you as provided in the last paragraph of this Commitment Letter below, the Commitments of the Commitment Parties and the undertakings of the Commitment Parties set forth herein will automatically terminate without further action or notice upon the earliest to occur of (A) consummation of the Acquisition, (B) termination of the Acquisition Agreement, and (C) 5:00 p.m. (Eastern Time) on July 10, 2014 if the closing of the Acquisition shall not have occurred by such time.  In addition, (i) the Existing Facility Commitment and all of the duties and obligations of the Commitment Parties in respect of the Existing Facility Amendment shall automatically terminate on the Amendment Failure Date and (ii) the Refinancing Commitment and all of the duties and obligations of the Commitment Parties in respect of the Refinancing Commitment shall automatically terminate on the date that the Existing Facility Amendment is executed (regardless of whether it has become effective).

10.                               Survival.  The sections of this Commitment Letter relating to Indemnification, Confidentiality, Other Services, Survival, Information and Governing Law, and the Fee Letter, shall survive any termination or expiration of this Commitment Letter or the Commitment of Commitment Parties or the undertakings of the Commitment Parties set forth herein, and the sections relating to Syndication and Information shall survive until completion of the syndication of the New Term B Loan or the Senior Credit Facilities, as applicable; provided, that, if the Financing Documentation is executed (a) the sections relating to Indemnification, Expenses and Confidentiality shall be superseded and deemed replaced by the corresponding provisions of the applicable Financing Documentation to the extent such provisions are covered by the Financing Documentation and (b) the sections relating to Information and Syndication shall survive only until the earlier to occur of (i) a Successful Syndication and (ii) the Syndication Date, but in no event prior to the Closing Date.

11.                               Governing Law.  This Commitment Letter, the Administrative Agency Fee Letter, BofA Administrative Agency Fee Letter and the Fee Letter, and any claim, controversy or dispute arising under or related thereto (including, without limitation, any claims sounding in contract law or tort law arising out of the subject matter hereof or thereof), shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof; provided that it is understood and agreed that (a) the interpretation of the definition of “Company Material Adverse Effect” (and whether or not a Company Material Adverse Effect has occurred), (b) the determination of the accuracy of any Acquired Company representation in the Acquisition Agreement and whether as a result of any inaccuracy thereof you have the right to terminate your obligations under the Acquisition Agreement and (c) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement, in each case shall be governed by, and construed in accordance with, the laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  The parties hereby waive any right to trial by jury with respect to any claim or action arising out of this Commitment Letter, the Fee Letter, the BofA Administrative Agency Fee Letter or the Administrative Agency Fee Letter.  The parties hereto hereby agree that any suit or proceeding arising in respect of this Commitment Letter, the Fee Letter, the Administrative Agency Fee Letter, the BofA Administrative Agency Fee Letter or any of the matters contemplated hereby or thereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, in any state court located in the Borough

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of Manhattan, and the parties hereto hereby agree to submit to the exclusive jurisdiction of, and venue in, such court.  The parties hereto hereby agree that service of any process, summons, notice or document by registered mail addressed to you or each of the Commitment Parties will be effective service of process against such party for any action or proceeding relating to any such dispute. The parties hereto irrevocably and unconditionally waive any objection to venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.  A final judgment in any such action or proceeding shall be conclusive and may be enforced in any other courts with jurisdiction over you or each of the Commitment Parties or in any manner provided by law.

12.                               Miscellaneous.  This Commitment Letter and the Fee Letter embody the entire agreement among the Commitment Parties and you and your affiliates with respect to the specific matters set forth above and supersede all prior agreements and understandings relating to the subject matter hereof.  No person has been authorized by any of the Commitment Parties to make any oral or written statements inconsistent with this Commitment Letter or the Fee Letter.  This Commitment Letter and the Fee Letter shall not be assignable by you without the prior written consent of the Commitment Parties, and any purported assignment without such consent shall be void.  This Commitment Letter and the Fee Letter are not intended to benefit or create any rights in favor of any person other than the parties hereto, the Lenders and, with respect to indemnification, each Indemnified Party.  This Commitment Letter and the Fee Letter may be executed in separate counterparts and delivery of an executed signature page of this Commitment Letter and the Fee Letter by facsimile or electronic mail shall be effective as delivery of manually executed counterpart hereof; provided that, upon the request of any party hereto, such facsimile transmission or electronic mail transmission shall be promptly followed by the original thereof.  This Commitment Letter and the Fee Letter may only be amended, modified or superseded by an agreement in writing signed by each of you and the Commitment Parties.

13.                               Override. This Commitment Letter supersedes in its entirety the commitment letter signed by certain of the Commitment Parties and delivered to the Borrower on July 1, 2013, the terms of which shall have no further effect after the date hereof.

[Signature Pages Follow]

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If you are in agreement with the foregoing, please indicate acceptance of the terms hereof by signing the enclosed counterpart of this Commitment Letter and returning it to the Commitment Parties, together with executed counterparts of the Fee Letter, the Administrative Agency Fee Letter and the BofA Administrative Agency Fee Letter, by no later than the Acceptance Deadline.

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Mitchell Broth
Name: Mitchell Broth
Title: Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Michael Colon
Name: Michael Colon
Title: Director

[Project Manhattan Commitment Letter]

J.P. MORGAN SECURITIES LLC

By:	/s/ Jeff Bailard
Name: Jeff Bailard
Title: Executive Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Alex Rogin
Name: Alex Rogin
Title: Vice President

[Project Manhattan Commitment Letter]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ William A. Bower, Jr.
Name: William A. Bower, Jr.
Title: MD

BANK OF AMERICA, N.A.

By:	/s/ Brian D. Corum
Name: Brian D. Corum
Title: Managing Director

[Project Manhattan Commitment Letter]

GOLDMAN SACHS BANK USA

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Project Manhattan Commitment Letter]

UNION BANK, N.A.

By:	/s/ Justin Brauer
Name: Justin Brauer
Title: Vice President

[Project Manhattan Commitment Letter]

The provisions of this Commitment Letter are accepted and agreed as of the date first above written:

BALLY TECHNOLOGIES, INC.

By:	/s/ Neil Davidson
Name: Neil Davidson
Title: Chief Financial Officer

[Project Manhattan Commitment Letter]

ANNEX A

EXISTING FACILITY AMENDMENT

SUMMARY OF PROPOSED TERMS AND CONDITIONS

Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Commitment Letter to which this Summary of Proposed Terms and Conditions is attached.

Borrower:	Bally Technologies, Inc., a Nevada corporation (the “Borrower”).

Joint Lead Arrangers and Joint Bookrunners:

Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA and Union Bank, N.A. (or any of their designated affiliates) will act as joint lead arrangers and joint bookrunners with respect to the New Term B Loan (each a “Lead Arranger” and collectively the “Lead Arrangers”).

Lenders:

Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., Bank of America, N.A., Goldman Sachs Bank USA, Union Bank, N.A. and a syndicate of financial institutions and other entities (each a “Lender” and, collectively, the “Lenders”).

Administrative Agent, Issuing Bank and Swingline Lender:	Bank of America, N.A. (in such capacity, the “Administrative Agent”, the “Issuing Bank” or the “Swingline Lender”, as the case may be).

Existing Facility Amendment:	An amendment (the “Existing Facility Amendment”) of the Existing Credit Agreement to:

(a) provide for the funding of a Term B Loan facility in the amount of $1,300.0 million (the “Term Loan B Facility”); and

(b) amend interest rate margins, certain covenants and other terms described in this Amendment Term Sheet.

Use of Proceeds:

The proceeds of the New Term B Loan under the Existing Facility Amendment will be used to finance (a) the consummation of the proposed acquisition (the “Acquisition”) of all of the equity interests of an entity identified to us and code named “Manhattan” (the “Acquired Company”) from the equity holders thereof (the “Acquisition”), (b) refinance all of the Acquired Company’s existing indebtedness under that certain Credit Agreement, dated as of October 29, 2010 (as amended, supplemented or otherwise modified, the “Existing Acquired Company Credit Agreement” and together with the Existing Credit Agreement, the “Existing Credit Agreements”), among the Acquired Company, the other loan parties party thereto, Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto (the “Acquisition Refinancing”), (c) the payment of fees and expenses incurred in connection with the Acquisition, the Acquisition Refinancing, and the Existing Facility Amendment, as applicable, (clauses (a), (b) and (c), collectively, the “Transactions”), and (d) ongoing working capital requirements and other

Annex  A –  Amendment Term Sheet

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general corporate purposes.

Closing Date:	The date on which the Existing Facility Amendment is effective and the New Term B Loan is funded (the “Closing Date”).

Availability:

The revolving credit facility under the Existing Credit Agreement (the “Revolving Credit Facility”) will be available on a revolving basis from and after the Closing Date until the Revolving Credit Maturity Date (as defined below); provided, that, after giving effect to the Acquisition and immediately after the Closing Date, the Borrower shall have not less than $125 million of availability under the Revolving Credit Facility.

The Term Loan B Facility will be available only in a single draw of the full amount of the Term Loan B Facility on the Closing Date.

Incremental Term Loans/ Revolving Facility Increase:

The Existing Facility Amendment will permit the Borrower to incur, after the Closing Date, (i) additional term loans under a new term loan facility that will be included and governed by the Amendment Documentation (each, an “Incremental Term Loan”) and (ii) increases in the Revolving Credit Facility (each, a “Revolving Increase”), in an aggregate amount of (x) $250 million subject to pro forma compliance with financial covenants and (y) an unlimited amount subject to total leverage being less than 3.50x on a pro forma basis; provided that (A) no default or event of default exists immediately prior to or after giving effect thereto, (B) no Lender will be required or otherwise obligated to provide any portion of such Incremental Term Loan or Revolving Facility Increase, (C) the Borrower is in compliance, on a pro forma basis after giving effect to the incurrence of any such Incremental Term Loan and any additional revolving loans borrowed on the date of such Revolving Increase or date of borrowing of an Incremental Term Loan, as applicable, with the financial covenants in the Amendment Documentation, (D) the maturity date of any such Incremental Term Loan shall be no earlier than the then latest Term Loan B Maturity Date (as defined below) and the weighted average life of such Incremental Term Loan shall be no shorter than the then remaining weighted average life of the Term Loan B Facility, (E) the interest rate margins and (subject to clause (D)) amortization schedule applicable to any Incremental Term Loan shall be determined by the Borrower and the lenders thereunder; provided that in the event that the interest rate margins for any Incremental Term Loan are higher than the interest rate margins for the Term Loan B Facility by more than 50 basis points, then the interest rate margins for the Term Loan B Facility shall be increased to the extent necessary so that such interest rate margins are equal to the interest rate margins for such Incremental Term Loan minus 50 basis points; provided further, that in determining the interest rate margins applicable to the Incremental Term Loan and the Term Loan B Facility, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID, with OID being equated to interest based on assumed four-year life to maturity) payable by the Borrower to the Lenders under the Term Loan B Facility or any Incremental Term Loan in the initial primary syndication thereof shall be included and the effect of any and all interest rate floors shall be included

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and (y) customary arrangement or commitment fees payable to the Lead Arrangers (or their respective affiliates) in connection with the Term Loan B Facility or to one or more arrangers (or their affiliates) of any Incremental Term Loan shall be excluded, (F) the other terms and documentation in respect of any Incremental Term Loans, to the extent not consistent with the Term Loan B Facility, will be reasonably satisfactory to the Administrative Agent and the Borrower, (G) Borrower shall have delivered such supplements and amendments to the security documents, title insurance endorsements, legal opinions and other documents and instruments reasonably requested by the Administrative Agent and (H) each such Revolving Facility Increase shall have the same terms, other than interest rate, unused fees and upfront fees, as the Revolving Credit Facility; provided that in the event that the interest rate margins or unused fees for any Revolving Facility Increase are higher than the interest rate margins or unused fees for the Revolving Credit Facility, then the interest rate margins or unused fees for the Revolving Credit Facility and the term loan A facility under the Existing Credit Agreement (the “Term Loan A Facility”) shall be increased to the extent necessary so that such interest rate margins or unused fees, as applicable, are equal to the interest rate margins or unused fees, as applicable, for such Revolving Facility Increase; provided further, that in determining the interest rate margins applicable to the Revolving Facility Increase and the Revolving Credit Facility, (x) upfront fees payable by the Borrower to the Lenders under the Revolving Credit Facility or any Revolving Facility Increase in the initial primary syndication thereof (with such upfront fees being equated to interest based on assumed four-year life to maturity) and the effects of any and all interest rate floors shall be included and (y) customary arrangement or commitment fees payable to the Lead Arrangers (or their respective affiliate) in connection with the Revolving Credit Facility or to one or more arrangers (or their affiliates) of any Revolving Facility Increase shall be excluded.

Incremental Term Loans and Revolving Facility Increases will have the same Guarantees from the Guarantors and will be secured on a pari passu basis by the same Collateral as the other Senior Credit Facilities.

The proceeds of any Incremental Term Loans and Revolving Facility Increases may be used for general corporate purposes of the Borrower and its subsidiaries.

Documentation:

The documentation for the Existing Facility Amendment shall be negotiated in good faith and will provide for terms that are substantially similar to those set forth in the Existing Credit Agreement and related loan documents except as described in this Amendment Term Sheet (including amendments to give effect to the covenant lite structure of the New Term Loan B) and subject to changes reasonably requested by the Lead Arrangers in consultation with the Borrower that, in the reasonable judgment of the Lead Arrangers, are necessary or appropriate in connection with the Acquisition or to reflect current market practice for similar transactions, including, without limitation, carve-outs and size of baskets applicable to the negative covenants (the “Amendment

3

Documentation Principles”, and such documentation, the “Amendment Documentation”), all consistent with this Amendment Term Sheet and the Existing Credit Agreement.

Guarantors:

The obligations of the Borrower under the Existing Credit Agreement as amended by the Existing Facility Amendment, under any hedging agreements or treasury management arrangements entered into between any Credit Party (as defined below) and any counterparty that is the Lead Arrangers, the Administrative Agent or a Lender (or any affiliate of any of the foregoing) at the time such hedging agreement or treasury management arrangement is executed will be unconditionally guaranteed, on a joint and several basis, by each existing and subsequently acquired or formed direct and indirect wholly-owned domestic subsidiary, and material wholly-owned foreign subsidiary, of the Borrower (each a “Guarantor”; and such guarantee being referred to herein as a “Guarantee”) other than (1) any such direct or indirect subsidiary substantially all of the assets of which consist of (x) equity interests in one or more “controlled foreign corporations” (a “CFC”) within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended (the “Code”) and/or (y) intercompany loans, indebtedness or receivables owed by any CFC (“CFC Debt”; and, any such subsidiary, a “Domestic Holding Company”), (2) any such direct or indirect subsidiary that is a CFC, (3) any direct or indirect domestic subsidiary of a CFC and (4) to the extent relating to any obligations relating to any hedging obligations, any domestic subsidiary that is not an “eligible contract participant”. All guarantors of the obligations under the Existing Credit Agreement shall be Guarantors under the Existing Credit Agreement as amended by the Existing Facility Amendment.

All Guarantees shall be guarantees of payment and not of collection. The Borrower and the Guarantors are herein referred to as the “Credit Parties” and, individually, as a “Credit Party.”

Security:

Consistent with the Amendment Documentation Principles; provided that (i) the pledge of voting equity interests of any present or future subsidiaries that are not otherwise required to become a Guarantor (other than such subsidiaries that are not required to be guarantors solely as a result of (i) not being an “eligible contract participant” relating to any hedging obligations or (ii) not being a wholly owned subsidiary) shall be limited to 65% of such voting equity interests and (ii) CFC Debt shall not be pledged. All security pledged in favor of the Administrative Agent under the Existing Credit Agreement shall remain pledged in favor of the Administrative Agent under the Existing Credit Agreement as amended by the Existing Facility Amendment.

Final Maturity:

The final maturity of the Revolving Credit Facility and Term Loan A Facility in the Existing Credit Agreement is April 19, 2018 (the “Revolving Credit Maturity Date”) and the commitments with respect to the Revolving Credit Facility will automatically terminate on such date.

The final maturity of the New Term B Loans will occur on the seventh

4

anniversary of the Closing Date (the “New Term B Loan Maturity Date”).

Amortization:

The Term Loan A Facility will have amortization consistent with the Existing Credit Agreement.

The Term Loan B Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of the Term Loan B Facility with the remainder due on the Term Loan B Maturity Date.

Interest Rates and Fees:	Interest rates and fees in connection with the Senior Credit Facilities will be as specified in the Fee Letter and on Schedule I attached hereto.

Mandatory Prepayments and Commitment Reductions:

Consistent with the Amendment Documentation Principles and, in addition, an excess cash flow sweep whereby 50% of Excess Cash Flow (to be defined in the Amendment Documentation), for each fiscal year of the Borrower (commencing with the fiscal year ending June 30, 2015) if Total Leverage is equal to or greater than 3.50x; 25% of Excess Cash Flow if Total Leverage is less than 3.50x but equal to or greater than 3.00x; and 0% of Excess Cash Flow if Total Leverage is less than 3.00x. In each case, the amount of any Excess Cash Flow payment shall be reduced on a dollar-for-dollar basis by any voluntary permanent prepayments of the loans under the Existing Credit Agreement and, in the case of loans under the Revolving Credit Facility, the permanent reduction of the commitments thereunder, and Excess Cash Flow shall be reduced by, among other things, cash used for capital expenditures and certain permitted investments made or committed to be made during the relevant period prior to the end of the relevant fiscal year in which such Excess Cash Flow is calculated (in each case except to the extent financed with long-term indebtedness or cash or cash equivalents which did not increase Excess Cash Flow for such fiscal year).

All such mandatory prepayments will be applied first, to prepay outstanding loans under the Term Loan A Facility, Term Loan B Facility and any Incremental Term Loans on a pro rata basis and second, to prepay outstanding loans under the Revolving Credit Facility with no permanent reduction in the commitment under the Revolving Credit Facility. All such mandatory prepayments of the Term Loan A Facility, Term Loan B Facility and any Incremental Term Loans will be applied to the remaining scheduled amortization payments on a pro rata basis.

Certain mandatory prepayments may be subject to limitations on requiring the repatriation to the U.S. of cash of foreign subsidiaries, on terms and conditions to be mutually agreed.

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Optional Prepayments and Commitment Reductions:

Loans under the Existing Facility Amendment may be prepaid and unused commitments under the Revolving Credit Facility may be reduced at any time, in whole or in part, at the option of the Borrower, upon notice and in minimum principal amounts and in multiples to be agreed upon and consistent with the Amendment Documentation Principles, without premium or penalty (except LIBOR breakage costs and any premium described under the “Call Premium” section below). Any optional prepayment of the Term Loan Facilities will be applied to the Term Loan A Facility, Term Loan B Facility and any Incremental Term Loans on a pro rata basis and to the remaining scheduled amortization payments thereof on a pro rata basis.

Call Premium:

If, on or prior to the six month anniversary of the Closing Date, (a) the Borrower enters into any amendment to the Amendment Documentation the effect of which is to reduce the interest rate applicable to all or a portion of the Term Loans or (b) incurs any indebtedness (i) the proceeds of which are used to prepay the Term Loan B Facility or any Incremental Term Loans, in whole or in part, and (ii) which has a lower interest rate than the interest rate applicable to all or a portion of the Term Loan B Facility or Incremental Term Loans so prepaid, then, in each case, the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Lenders thereunder, a premium in an amount equal to 1.00% of the principal amount subject to such amendment or so prepaid or refinanced.

Conditions to Initial Extensions of Credit:

Subject to the Limited Conditionality Provision, the making of the New Term B Loan under the Existing Facility Amendment will be subject to satisfaction of the conditions precedent set forth (a) in the “Conditions to All Extensions of Credit” section below, (b) in the Conditions Annex and (c) in the proviso set forth in the ‘Availability’ section above in this Annex A.

Conditions to All Extensions of Credit:

Each extension of credit under the Existing Credit Agreement as amended by the Existing Facility Amendment will be subject to satisfaction of conditions precedent consistent with the Existing Credit Agreement (limited in the case of any advances under the Existing Credit Agreement required to consummate the Transactions contemplated to occur on the Closing Date to those conditions precedent set forth in the Conditions Annex, as qualified by the Limited Conditionality Provision).

Representations and Warranties:	Consistent with Amendment Documentation Principles.

Affirmative Covenants:	Consistent with Amendment Documentation Principles.

Negative Covenants:

Consistent with Amendment Documentation Principles; provided, that:

(a)         the ability of the Borrower or any of its subsidiaries to undertake acquisitions shall be subject to pro forma compliance with the then applicable financial covenants but, in any event, pro forma compliance with a Total Leverage ratio of 4.25x;

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(b)         the Borrower shall have the ability to make restricted payments (i) if pro forma Total Leverage is less than 2.75x, in unlimited amounts and (ii) if pro formal Total Leverage is equal to or greater than 2.75x, up to $100.0 million per fiscal year; and

(c)          (x) an investments basket based on a customary ‘available amount’ construct and linked to cumulative retained Excess Cash Flow, on terms and conditions to be mutually agreed, and (y) an unlimited investments basket, so long as total leverage ratio is less than 2.75x on a pro forma basis.

Financial Covenants:

Applicable only to the Term Loan A Facility and the Revolving Credit Facility and limited to:

(a)         Maximum Total Leverage Ratio starting at 4.75:1.00 with step-downs to be agreed; and

(b)         Minimum Interest Coverage Ratio of 3.00:1.00;

The financial covenants will apply to the Borrower and its subsidiaries on a consolidated basis and will have definitions consistent with the Existing Credit Agreement and will have levels to be determined based on the Borrower’s financial model delivered to the Lead Arrangers on July 14, 2013.

Events of Default:

Consistent with Amendment Documentation Principles; provided, that, for the avoidance of doubt the Term Loan B Facility shall include an event of default for an acceleration of the Revolving Credit Facility or the Term Loan A Facility.

Defaulting Lender Provisions, Yield Protection and Increased Costs:	Consistent with Amendment Documentation Principles.

Assignments and Participations:

Consistent with Amendment Documentation Principles; provided that each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents. No Lender shall have any obligation to disclose all or any portion of the participant register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or to permit Borrower or its affiliates to otherwise comply with the requirements under applicable tax laws.

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Required Lenders:	Consistent with Amendment Documentation Principles.

Amendments and Waivers:	Consistent with Amendment Documentation Principles.

Indemnification:	Consistent with Amendment Documentation Principles.

Expenses:

The Borrower shall pay (a) all reasonable and documented out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees, expenses and charges of one primary counsel to the Lead Arrangers, one primary counsel to the Administrative Agent, one local counsel in each relevant jurisdiction, one specialty counsel for each relevant specialty and one or more additional counsel if one or more actual or potential conflicts of interest arise) of the Administrative Agent and the Lead Arrangers (promptly following written demand therefor) associated with the syndication of the Existing Facility Amendment and the preparation, negotiation, execution, delivery and administration of the Amendment Documentation and any amendment or waiver with respect thereto and (b) all out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel thereto) of the Administrative Agent and the Lenders promptly following written demand therefor in connection with the enforcement of the Amendment Documentation or protection of rights.

Governing Law and Forum:	Consistent with Amendment Documentation Principles.

Waiver of Jury Trial and Punitive and Consequential Damages:	Consistent with Amendment Documentation Principles.

Counsel for the Lead Arrangers and the Administrative Agent:	Latham & Watkins LLP

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SCHEDULE I TO ANNEX A

INTEREST AND FEES ON

SENIOR CREDIT FACILITIES

Interest:

At the Borrower’s option, loans (other than Swingline Loans) will bear interest based on the Base Rate or LIBOR, as described below:

A.            Base Rate Option

Interest will be at the Base Rate plus the applicable Interest Margin (as described below). The “Base Rate” is defined as set forth in the Existing Credit Agreement; provided that in no event shall the Base Rate be less than the floor specified in the Fee Letter.

B.            LIBOR Option

Interest will be determined for periods (“Interest Periods”) of one, two, three or six months as selected by the Borrower and will be at an annual rate specified as the Eurodollar Rate in the Existing Credit Agreement (“LIBOR”) plus the applicable Interest Margin (as described below); provided that the Borrower will not be permitted to obtain Interest Periods longer than one month until the date that is 30 days after the Closing Date. LIBOR will be adjusted for maximum statutory reserve requirements (if any) and, solely in the case of determining the interest applicable to the Term Loan B Facility, in no event shall be less than the floor specified in the Fee Letter. Any loan bearing interest at LIBOR (other than a Base Rate Loan for which interest is determined by reference to LIBOR) is referred to herein as a “LIBOR Rate Loan”.

Swingline loans will bear interest at the Base Rate plus the applicable Interest Margin.

Default Interest:	Consistent with Amendment Documentation Principles.

Interest Margins:	As set forth in the Fee Letter.

Commitment Fee:	As set forth in the Fee Letter.

Letter of Credit Fees:	As set forth in the Fee Letter.

Closing Fees:	As set forth in the Fee Letter.

Other Fees:	The Lead Arrangers and the Administrative Agent will receive such other fees as will have been agreed in a fee letter between them and the Borrower.

Pricing Grid:	As set forth in the Fee Letter.

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ANNEX B

SENIOR SECURED CREDIT FACILITIES

SUMMARY OF PROPOSED TERMS AND CONDITIONS

Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Commitment Letter to which this Summary of Proposed Terms and Conditions is attached.

Borrower:	Bally Technologies, Inc., a Nevada corporation (the “Borrower”).

Joint Lead Arrangers and Joint Bookrunners:

J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA and Union Bank, N.A. (or any of their designated affiliates) will act as joint lead arrangers and joint bookrunners with respect to the Revolving Credit Facility and the Term Loan A Facility (collectively, the “Pro Rata Lead Arrangers”).

Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA and Union Bank, N.A. will act as joint lead arrangers and joint bookrunners with respect to the Term Loan B Facility (collectively, the “Term Loan B Lead Arrangers” and together with the Pro Rata Lead Arrangers, each a “Lead Arranger” and collectively the “Lead Arrangers”).

Lenders:

Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A, Bank of America, N.A., Goldman Sachs Bank USA, Union Bank, N.A. and a syndicate of financial institutions and other entities (each a “Lender” and, collectively, the “Lenders”).

Administrative Agent, Issuing Bank and Swingline Lender:

Wells Fargo Bank, National Association (in such capacity, the “Administrative Agent”, the “Issuing Bank” or the “Swingline Lender”, as the case may be); provided, that, the Borrower may designate (with the prior written consent of the Administrative Agent) a Lender to become an additional letter of credit issuing bank or swingline lender.

Senior Credit Facilities:

Senior secured credit facilities (the “Senior Credit Facilities”) in an aggregate principal amount of up to $2,225.0 million, such Senior Credit Facilities to consist of:

(a)         Revolving Credit Facility. A revolving credit facility in an aggregate principal amount of up to $200.0 million (the “Revolving Credit Facility”) (with subfacilities for (i) standby letters of credit (each, a “Letter of Credit”), multicurrency borrowings in Australian Dollars, Canadian Dollars, Euros, Pounds Sterling and other readily available currencies from time to time approved by the Administrative Agent and (ii) swingline loans (each, a “Swingline Loan”), each in a maximum amount to be mutually determined and on customary terms and conditions with compensation to be agreed). Letters of Credit will be issued by the Issuing Bank and Swingline Loans will, be made available by the Swingline Lender,

Annex  B —  Refinancing Term Sheet

and each Lender with a commitment under the Revolving Credit Facility will purchase an irrevocable and unconditional participation in each Letter of Credit and Swingline Loan.

(b)         Term Loan A Facility. A term loan facility in an aggregate principal amount of up to $200.0 million (the “Term Loan A Facility”).

(c)          Term Loan B Facility. A term loan facility in an aggregate principal amount of up to $1,825.0 million (the “Term Loan B Facility” and, together with the Term Loan A Facility, the “Term Loan Facilities”).

Use of Proceeds:

The proceeds of the Term Loan Facilities will be used, together with borrowings under the Revolving Credit Facility (which may be used, among other things, to fund any original issue discount or upfront fees required to be funded pursuant to the flex terms of the Fee Letter), to finance (a) the consummation of the proposed acquisition (the “Acquisition”) of all of the equity interests of an entity identified to us and code named “Manhattan” (the “Acquired Company”) from the equity holders thereof (the “Acquisition”), (b) refinance or repay in full (i) all of the Borrower’s existing indebtedness under that certain Second Amended and Restated Credit Agreement, dated as of April 19, 2013 (the “Existing Credit Agreement”), among the Borrower, Bank of America, N.A., as administrative agent and the other lenders party thereto and (ii) all of the Acquired Company’s existing indebtedness under that certain Credit Agreement, dated as of October 29, 2010 (as amended, supplemented or otherwise modified, the “Existing Acquired Company Credit Agreement” and together with the Existing Credit Agreement, the “Existing Credit Agreements”), among the Acquired Company, the other loan parties party thereto, Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto (collectively, the “Refinancing”), (c) the payment of fees and expenses incurred in connection with the Acquisition, the Refinancing, and the Senior Credit Facilities, as applicable, (collectively, the “Transactions”).

The Revolving Credit Facility will be used to provide a portion of the financing for the Acquisition and the Refinancing and ongoing working capital and for other general corporate purposes of the Borrower and its subsidiaries.

Closing Date:	The date on which the Senior Credit Facilities are closed (the “Closing Date”).

Availability:

The Revolving Credit Facility will be available on a revolving basis from and after the Closing Date until the Revolving Credit Maturity Date (as defined below); provided, that, after giving effect to the Acquisition and immediately after the Closing Date, the Borrower shall have not less than $100 million of availability under the Revolving Credit Facility.

The Term Loan A Facility will be available only in a single draw of the full amount of the Term Loan A Facility on the Closing Date. The Term Loan B Facility will be available only in a single draw of the full amount of the Term Loan B Facility on the Closing Date.

Incremental Term Loans Revolving Facility Increase:

After the Closing Date, the Borrower will be permitted to incur (a) additional term loans under a new term facility that will be included in the Senior Credit Facilities (each, an “Incremental Term Loan”) and/or (b) increases in the Revolving Credit Facility (each, a “Revolving Facility Increase”), in an aggregate principal amount for all such Incremental Term Loans and Revolving Facility Increases of up to (i) $250 million subject to pro forma compliance with financial covenants and (ii) an unlimited amount subject to total leverage being less than 3.50x on a pro forma basis; provided that (A) no default or event of default exists immediately prior to or after giving effect thereto, (B) no Lender will be required or otherwise obligated to provide any portion of such Incremental Term Loan or Revolving Facility Increase, (C) the Borrower is in compliance, on a pro forma basis after giving effect to the incurrence of any such Incremental Term Loan and any additional revolving loans borrowed on the date of such Revolving Increase or date of borrowing of an Incremental Term Loan, as applicable, with the financial covenants in the Senior Credit Documentation, (D) the maturity date of any such Incremental Term Loan shall be no earlier than the then latest Term Loan B Maturity Date (as defined below) and the weighted average life of such Incremental Term Loan shall be no shorter than the then remaining weighted average life of the Term Loan B Facility, (E) the interest rate margins and (subject to clause (D)) amortization schedule applicable to any Incremental Term Loan shall be determined by the Borrower and the lenders thereunder; provided that in the event that the interest rate margins for any Incremental Term Loan are higher than the interest rate margins for the Term Loan B Facility by more than 50 basis points, then the interest rate margins for the Term Loan B Facility shall be increased to the extent necessary so that such interest rate margins are equal to the interest rate margins for such Incremental Term Loan minus 50 basis points; provided further, that in determining the interest rate margins applicable to the Incremental Term Loan and the Term Loan B Facility, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID, with OID being equated to interest based on assumed four-year life to maturity) payable by the Borrower to the Lenders under the Term Loan B Facility or any Incremental Term Loan in the initial primary syndication thereof shall be included and the effect of any and all interest rate floors shall be included and (y) customary arrangement or commitment fees payable to the Lead Arrangers (or their respective affiliates) in connection with the Term Loan B Facility or to one or more arrangers (or their affiliates) of any Incremental Term Loan shall be excluded, (F) the other terms and documentation in respect of any Incremental Term Loans, to the extent not consistent with the Term Loan B Facility, will be reasonably satisfactory to the Administrative Agent and the Borrower, (G) Borrower shall have delivered such supplements and amendments to the security documents, title insurance endorsements, legal opinions and other documents and instruments reasonably requested by the Administrative Agent and (H) each such Revolving Facility Increase shall have the same terms, other than interest rate, unused fees and upfront fees, as the Revolving Credit Facility; provided that in the event that the interest rate margins or unused fees for any Revolving Facility Increase are higher than the interest rate margins or unused fees for the Revolving Credit Facility, then the interest rate margins or unused fees for the Revolving Credit Facility and the Term Loan A Facility shall be increased to the extent necessary so that such interest rate margins or unused fees, as applicable, are equal to the interest rate margins or unused fees, as applicable, for such Revolving Facility Increase; provided further, that in determining the interest rate margins applicable to the Revolving Facility Increase and the Revolving Credit Facility, (x) upfront fees payable by the Borrower to the Lenders under the Revolving Credit Facility or any Revolving Facility Increase in the initial primary syndication thereof (with such upfront fees being equated to interest based on assumed four-year life to maturity) and the effects of any and all interest rate floors shall be included and (y) customary arrangement or commitment fees payable to the Lead Arrangers (or their respective affiliate) in connection with the Revolving Credit Facility or to one or more arrangers (or their affiliates) of any Revolving Facility Increase shall be excluded.

Incremental Term Loans and Revolving Facility Increases will have the same Guarantees from the Guarantors and will be secured on a pari passu basis by the same Collateral as the other Senior Credit Facilities.

The proceeds of any Incremental Term Loans and Revolving Facility Increases may be used for general corporate purposes of the Borrower and its subsidiaries.

Documentation:

The documentation for the Senior Credit Facilities shall be negotiated in good faith and will include, among other items, a credit agreement, guarantees and appropriate pledge, security, mortgage and other collateral documents (collectively, the “Senior Credit Documentation”), all consistent with this Refinancing Term Sheet. The Senior Credit Documentation will contain such other terms as are usual and customary for credit facilities for comparably rated companies in a similar industry, consistent with the operational requirements of the Borrower and its subsidiaries in light of their size, cash flow, industry business, business practices and operations; it being understood and agreed that the Senior Credit Documentation will contain customary representations and warranties, affirmative covenants, negative covenants, events of default and financial definitions, with basket sizes, exceptions and other modifications in each case giving due regard to the Existing Credit Agreement, with such modifications as shall be determined by the Lead Arrangers in light of prevailing market conditions on the Closing Date and to give effect to the Acquisition. The provisions of this paragraph are referred to as the “Bank Documentation Principles.”

Guarantors:	The obligations of the Borrower under the Senior Credit Facilities, under any hedging agreements or treasury management arrangements entered into between any Credit Party (as defined below) and any counterparty that is the Lead Arrangers, the Administrative Agent or a Lender (or any affiliate of any of the foregoing) at the time such hedging agreement or treasury management arrangement is executed will be unconditionally guaranteed, on a joint and several basis, by each existing and subsequently acquired or formed direct and indirect wholly-owned domestic subsidiary, and material wholly-owned foreign subsidiary, of the Borrower (each a “Guarantor”; and such guarantee being referred to herein as a “Guarantee”) other than (1) any direct or indirect domestic subsidiary substantially all of the assets of which consist of (x) equity interests in one or more “controlled foreign corporations” (a “CFC”) within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended (the “Code”) and/or (y) intercompany loans, indebtedness or receivables owed by any CFC (“CFC Debt”; and, any such subsidiary, a “Domestic Holding Company”), (2) any such direct or indirect subsidiary that is a CFC, (3) any direct or indirect subsidiary of a CFC and (4) to the extent relating to any obligations relating to any hedging obligations, any domestic subsidiary that is not an “eligible contract participant.” All guarantors of the obligations under the Existing Credit Agreement shall be Guarantors under the Senior Credit Documentation.

All Guarantees shall be guarantees of payment and not of collection. The Borrower and the Guarantors are herein referred to as the “Credit Parties” and, individually, as a “Credit Party.”

Security:

There will be granted to the Administrative Agent, for the benefit of the Lenders and any counterparty to any hedging agreement or treasury management arrangement that is the Lead Arrangers, the Administrative Agent or a Lender (or any affiliate of any of the foregoing) at the time such hedging agreement or treasury management agreement with any Credit Party is executed, valid and perfected first priority (subject to certain customary exceptions satisfactory to the Administrative Agent and set forth in the Senior Credit Documentation) security interests in and liens on all of the following (collectively, the “Collateral”):

(a)         All present and future capital stock or other membership or partnership equity ownership or profit interests (collectively, “Equity Interests”) owned or held of record or beneficially by each of the Credit Parties (provided that only 65% of the voting equity interests of all present and future first-tier foreign subsidiaries of any Credit Party (and 100% of the non-voting equity interests) will be required to be pledged if to the extent, and for so long as, the pledge of any greater percentage would have material adverse federal income tax consequences for the Borrower);

(b)         All of (i) the tangible and intangible personal property and assets of the Credit Parties (including, without limitation, all equipment, inventory and other goods, accounts, licenses, contracts, intercompany loans, intellectual property and other general intangibles, deposit accounts, securities accounts and other investment property and cash) and (ii) all fee-owned real property interests with a value above a threshold to be agreed and all after-acquired leased real property interests with a value above a threshold to be agreed; and

(c)          All products, profits, rents and proceeds of the foregoing.

Provided, however, that the (x) “Collateral” shall not include: (1) any fee owned real property with a value of less than an amount to be agreed individually, (2) motor vehicles and assets subject to certificates of title, (3) leased real property interests with a value less than a threshold to be agreed, (4) aircraft, (5) commercial tort claims below a dollar threshold to be agreed, (6) assets over which the granting of security interests in such assets would be prohibited by contract, applicable law or regulation (including applicable gaming laws and regulations), except to the extent such prohibitions are rendered inapplicable by the uniform commercial code, (7) CFC Debt, (8) those assets where the Administrative Agent and the Borrower agree the cost of obtaining a security interest in such assets are excessive in relation to the value afforded thereby, and (9) other exceptions to be mutually agreed upon or that are usual and customary for facilities of this type, and (y) the pledge of voting equity interests of any present or future subsidiaries that are not otherwise required to become a Guarantor (other than such subsidiaries that are not required to be guarantors solely as a result of (i) not being an “eligible contract participant” relating to any hedging obligations or (ii) not being wholly owned subsidiaries) shall be limited to 65% of such voting equity interests.

All such security interests in personal property and all liens on real property will be created pursuant to, and will comply with, Senior Credit Documentation reasonably satisfactory to the Administrative Agent. On the Closing Date subject to the Limited Conditionality Provision, such security interests will have become perfected (or arrangements for the perfection thereof reasonably satisfactory to the Administrative Agent will have been made). All security pledged in favor of the Administrative Agent under the Existing Credit Agreement shall be pledged in favor of the Administrative Agent under the Senior Credit Documentation.

Final Maturity:

The final maturity of the Revolving Credit Facility will occur on the fifth anniversary of the Closing Date (the “Revolving Credit Maturity Date”) and the commitments with respect to the Revolving Credit Facility will automatically terminate on such date.

The final maturity of the Term Loan A Facility will occur on the fifth anniversary of the Closing Date (the “Term Loan A Maturity Date”).

The final maturity of the Term Loan B Facility will occur on the seventh anniversary of the Closing Date (the “Term Loan B Maturity Date”).

Amortization:

The Term Loan A Facility will amortize in equal quarterly installments based substantially on the amortization of the Term Loan A Facility under the Existing Credit Agreement.

The Term Loan B Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of the Term Loan B Facility with the remainder due on the Term Loan B Maturity Date.

Interest Rates and Fees:	Interest rates and fees in connection with the Senior Credit Facilities will be as specified in the Fee Letter and on Schedule I attached hereto.

Mandatory Prepayments and Commitment Reductions:

Subject to the next paragraph, the Senior Credit Facilities will be required to be prepaid with:

(a)         100% of the net cash proceeds of the issuance or incurrence of debt (other than any debt permitted to be issued or incurred pursuant to the terms of the Senior Credit Documentation except for debt required by the Senior Credit Documentation to be used to prepay the Senior Credit Facilities) by the Borrower or any of its subsidiaries, subject to baskets to be mutually agreed upon and consistent with the Bank Documentation Principles;

(b)         100% of the net cash proceeds of all asset sales, insurance and condemnation recoveries, other extraordinary receipts and other asset dispositions by the Borrower or any of its subsidiaries, subject to reinvestment provisions and baskets to be mutually agreed upon and consistent with the Bank Documentation Principles; provided, that, no such prepayment shall be required if the net sale proceeds arising out of asset sales by the Borrower or any of its subsidiaries are less than $20.0 million in aggregate in any fiscal year;

(c)          50% of the net cash proceeds from any issuance of equity securities of, or from any capital contribution to the Borrower or any of its subsidiaries (subject to exceptions to be mutually agreed and consistent with the Bank Documentation Principles); and

(d)         50% of Excess Cash Flow (to be defined in the Senior Credit Documentation), for each fiscal year of the Borrower (commencing with the fiscal year ending June 30, 2015) if Total Leverage is equal to or greater than 3.50x; 25% of Excess Cash Flow if Total Leverage is less than 3.50x but equal to or greater than 3.00x; and 0% of Excess Cash Flow if Total Leverage is less than 3.00x. In each case, the amount of any Excess Cash Flow payment shall be reduced on a dollar-for-dollar basis by any voluntary permanent prepayments of the loans under the Senior Credit Facilities and, in the case of loans under the Revolving Credit Facility, the permanent reduction of the commitments thereunder, and Excess Cash Flow shall be reduced by, among other things, cash used for capital expenditures and certain permitted investments made or committed to be made during the relevant period prior to the end of the relevant fiscal year in which such Excess Cash Flow is calculated (in each case except to the extent financed with long-term indebtedness or cash or cash equivalents which did not increase Excess Cash Flow for such fiscal year).

All such mandatory prepayments will be applied first, to prepay outstanding loans under the Term Loan A Facility, Term Loan B Facility and any Incremental Term Loans on a pro rata basis and second, to prepay outstanding loans under the Revolving Credit Facility with no permanent reduction in the commitment under the Revolving Credit Facility. All such mandatory prepayments of the Term Loan A Facility, Term Loan B Facility and any Incremental Term Loans will be applied to the remaining scheduled amortization payments on a pro rata basis.

Certain mandatory prepayments shall be subject to limitations on requiring the repatriation to the U.S. of cash of foreign subsidiaries, on terms and conditions to be mutually agreed.

Optional Prepayments and Commitment Reductions:

Loans under the Senior Credit Facilities may be prepaid and unused commitments under the Revolving Credit Facility may be reduced at any time, in whole or in part, at the option of the Borrower, upon notice and in minimum principal amounts and in multiples to be agreed upon and consistent with the Bank Documentation Principles, without premium or penalty (except LIBOR breakage costs and any premium described under the “Call Premium” section below). Any optional prepayment of the Term Loan Facilities will be applied to the Term Loan A Facility, Term Loan B Facility and any Incremental Term Loans on a pro rata basis and to the remaining scheduled amortization payments thereof on a pro rata basis.

Call Premium:

If, on or prior to the six month anniversary of the Closing Date, (a) the Borrower enters into any amendment to the Senior Credit Documentation the effect of which is to reduce the interest rate applicable to all or a portion of the Term Loans or (b) incurs any indebtedness (i) the proceeds of which are used to prepay the Term Loan B Facility or any Incremental Term Loans, in whole or in part, and (ii) which has a lower interest rate than the interest rate applicable to all or a portion of the Term Loan B Facility or Incremental Term Loans so prepaid, then, in each case, the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Lenders thereunder, a premium in an amount equal to 1.00% of the principal amount subject to such amendment or so prepaid or refinanced.

Conditions to Initial Extensions of Credit:

Subject to the Limited Conditionality Provision, the making of the initial extensions of credit under the Senior Credit Facilities will be subject to satisfaction of the conditions precedent set forth (a) in the “Conditions to All Extensions of Credit” section below, (b) in the Conditions Annex and (c) in the proviso set forth in the ‘Availability’ section above in this Annex B.

Conditions to All Extensions of	Each extension of credit under the Senior Credit Facilities will be subject to satisfaction of the following conditions precedent: (a) all of the

Credit:

representations and warranties in the Senior Credit Documentation shall be true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects) as of the date of such extension of credit, or if such representation speaks as of an earlier date, as of such earlier date (subject, on the Closing Date, to the Limited Conditionality Provision) and (b) in respect of any extensions of credit made after the Closing Date, no default or event of default under the Senior Credit Facilities shall have occurred and be continuing or would result from such extension of credit.

Representations and Warranties:

Limited to the following (which will be applicable to the Borrower and its subsidiaries and be subject to materiality thresholds and exceptions to be mutually agreed and consistent with the Bank Documentation Principles): organizational and legal status, financial statements; capital structure; organizational power and authority; no default; no conflict with laws or material agreements; enforceability; absence of material litigation, environmental regulations and liabilities; ERISA; necessary consents and approvals; compliance with all applicable laws and regulations including, without limitation, Regulations T, U and X, the Investment Company Act, the PATRIOT Act, environmental laws, OFAC, FCPA and applicable gaming laws (including online gaming laws); payment of taxes and other obligations; ownership of properties; intellectual property; liens; insurance; solvency; absence of any material adverse change; senior debt status; collateral matters including, without limitation, perfection and priority of liens; labor matters; material contracts; no burdensome restrictions; casualty; and accuracy of disclosure.

Affirmative Covenants:

Limited to the following (which will be applicable to the Borrower and its subsidiaries and be subject to materiality thresholds and exceptions to be mutually agreed and consistent with the Bank Documentation Principles): use of proceeds; payment of taxes and other obligations; continuation of business and maintenance of existence and rights and privileges; maintenance of all material contracts; necessary consents, approvals, licenses and permits; compliance with laws and regulations (including environmental laws, ERISA, the PATRIOT Act and gaming laws (including online gaming laws)); preparation of environmental reports, maintenance of property and insurance (including hazard and business interruption insurance); compliance with terms of material leaseholds; maintenance of books and records; right of the Lenders to inspect property and books and records; notices of defaults, ERISA events, material changes in accounting policies or financial reporting practices, indications from any gaming board related to license revocation or fines or penalties, any events which would require a mandatory prepayment, litigation and other material events; financial and collateral reporting (including annual audited and quarterly unaudited financial statements (in each case, accompanied by covenant compliance certificates and management discussion and analysis) and annual updated budgets and projections); management letters, audit reports or recommendations submitted to the board of directors; delivery of information related to insurance coverages, SEC investigations, loan documents, non-compliance with environmental laws or permits, and changes in organizational documents use of commercially reasonable efforts to maintain a public corporate credit rating from S&P and a public corporate family rating from Moody’s, in each case with respect to the Borrower, and a public rating of the Senior Credit Facilities by each of S&P and Moody’s; additional Guarantors and Collateral; approvals of pledge of certain subsidiary shares; other collateral matters; designation as senior debt and further assurances (including, without limitation, with respect to security interests in after-acquired property).

Negative Covenants:

Limited to the following (which will be applicable to the Borrower and its subsidiaries and be subject to materiality thresholds and exceptions to be mutually agreed and consistent with the Bank Documentation Principles): limitation on debt (to include carveout for unlimited unsecured or subordinated indebtedness subject to pro forma compliance with financial covenants); limitation on liens (to include carveout for $50 million general liens basket); negative pledges; limitation on loans, advances, acquisitions and other investments (to include carveouts for (i) so long as no event of default has occurred and is continuing, unlimited permitted acquisitions of targets in the same line of business as the Borrower subject to pro forma compliance with the then applicable financial covenants but, in any event, pro forma compliance with a Total Leverage ratio of 4.25x (ii) a $90 million basket for loans to, and investments in, non-guarantor subsidiaries, (iii) a general investments basket of up to $30.0 million in the aggregate per fiscal year, (iv) an investments basket based on a customary ‘available amount’ construct and linked to cumulative retained Excess Cash Flow, on terms and conditions to be mutually agreed, and (v) unlimited investments, so long as total leverage ratio is less than 2.75x on a pro forma basis); limitation on dividends, distributions, redemptions and repurchases of equity interests (to include carveouts for (i) unlimited dividends and distributions, and redemptions and repurchases of equity interests, so long as total leverage ratio is less than 2.75x on a pro forma basis and (ii) dividends and distributions, and redemptions and repurchases of equity interests of up to $100.0 million per fiscal year at any time); limitation on fundamental changes and asset sales and other disposition (including, without limitation, sale-leaseback transactions); limitation on prepayments, redemptions and purchases of subordinated debt; limitation on transactions with affiliates; limitation on dividend and other payment restrictions affecting subsidiaries; limitation on changes in nature of business, fiscal year and accounting practices; limitation on amendment of organizational documents; limitation on capital expenditures; limitations on burdensome agreements; limitations on use of proceeds.

Financial Covenants:

Applicable only to the Term Loan A Facility and the Revolving Credit Facility and limited to:

(c)          Maximum Total Leverage Ratio starting at 4.75:1.00 with step-downs to be agreed; and

(d)         Minimum Interest Coverage Ratio of 3.00:1.00;

The financial covenants will apply to the Borrower and its subsidiaries on a consolidated basis and will have definitions consistent with the Bank Documentation Principles and will have levels to be determined based on the Borrower’s financial model delivered to the Lead Arrangers on July 14, 2013.

Events of Default:

Limited to the following (with materiality thresholds, exceptions and grace periods to be mutually agreed and consistent with the Bank Documentation Principles): non-payment of obligations; inaccuracy of representation or warranty; non-performance of covenants and obligations (to the extent relating to the Financial Covenants, limited to defaults under the Term Loan A Facility and the Revolving Credit Facility); default on other material debt (including hedging agreements) and, in the case of the Term Loan B Facility, acceleration of the Revolving Credit Facility or the Term Loan A Facility; change of control; bankruptcy or insolvency; impairment of security; ERISA; material undischarged judgments; actual or asserted invalidity or unenforceability of any Senior Credit Documentation or liens securing obligations under the Senior Credit Documentation; subordination provisions; failure to constitute designated senior debt; termination or default under material gaming licenses.

Defaulting Lender Provisions, Yield Protection and Increased Costs:

Customary for facilities of this type and consistent with the Bank Documentation Principles, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments, cash collateralization for Letters of Credit or Swingline Loans in the event any lender under the Revolving Credit Facility becomes a Defaulting Lender (as such term shall be defined in the Senior Credit Documentation), changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes (subject to customary exceptions).

Assignments and Participations:

(a)         Revolving Credit Facility: Subject to the consents described below (which consents will not be unreasonably withheld or delayed), each Lender will be permitted to make assignments to Eligible Assignees (to be defined in the Senior Credit Documentation) in respect of the Revolving Credit Facility in a minimum amount equal to $1 million.

(b)         Term Loan Facilities: Subject to the consents described below (which consents will not be unreasonably withheld or delayed), each Lender will be permitted to make assignments to Eligible Assignees in respect of the Term Loan Facilities in a minimum amount equal to $1 million.

(c)          Consents: The consent of the Borrower will be required for any assignment unless (i) an Event of Default has occurred and is continuing, (ii) the assignment is to a Lender, an affiliate of a Lender or an Approved Fund (as such term shall be defined in the Senior Credit Documentation) or (iii) the assignment is made in connection with the primary syndication of the Senior Credit Facilities and during the period commencing on the Closing Date and ending on the earlier of the date that is 90 days following the Closing Date and the date of Successful Syndication; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 business days after having received notice thereof. The consent of the Administrative Agent will be required for any assignment (i) in respect of the Revolving Credit Facility, to an entity that is not a Lender with a commitment in respect of the Revolving Credit Facility, an affiliate of such Lender or an Approved Fund with respect to such Lender and (ii) in respect of the Term Loan Facilities or any Incremental Term Loan Facilities, to an entity that is not a Lender, an affiliate of a Lender or an Approved Fund. The consent of the Issuing Bank and the Swingline Lender will be required for any assignment under the Revolving Credit Facility. Participations will be permitted without the consent of the Borrower or the Administrative Agent; provided that each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents. No Lender shall have any obligation to disclose all or any portion of the participant register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or to permit Borrower or its affiliates to otherwise comply with the requirements under applicable tax law. Notwithstanding the foregoing, the rights of the Lenders to make assignments of their commitments shall be subject to the approval of any applicable gaming board, to the extent required by applicable gaming laws.

(d)         No Assignment or Participation to Certain Persons. No assignment or participation may be made to natural persons, the Borrower or any of its affiliates or subsidiaries or to any Defaulting Lender (as defined in the Senior Credit Documentation) or to any person who upon becoming a Lender would constitute any of the foregoing.

Required Lenders:

On any date of determination, those Lenders who collectively hold more than 50% of the outstanding loans and unfunded commitments under the Senior Credit Facilities, or if the Senior Credit Facilities have been terminated, those Lenders who collectively hold more than 50% of the aggregate outstandings under the Senior Credit Facilities (the “Required Lenders”); provided, however, that if any Lender shall be a Defaulting Lender (to be defined in the Senior Credit Documentation) at such time, then the outstanding loans and unfunded commitments under the Senior Credit Facilities of such Defaulting Lender shall be excluded from the determination of Required Lenders.

Amendments and Waivers:

Amendments and waivers of the provisions of the Senior Credit Documentation will require the approval of the Required Lenders, except that (a) the consent of all Lenders directly adversely affected thereby will be required with respect to (i) increases in the commitment of such Lenders, (ii) reductions of principal, interest fees or other amounts, (iii) extensions of scheduled maturities or times for payment, (iv) reductions in the voting percentages or alter the definition of “Required Lenders,” (v) postpone the date for any payment (excluding mandatory prepayments) and (b) the consent of all Lenders will be required with respect to (i) releases of all or substantially all of the value of the Collateral or Guarantees and (ii) waivers of certain conditions precedent, (c) the consent of the Lenders holding more than 50% of the outstanding loans and unfunded commitments under the Revolving Credit Facility shall be required to approve any amendment, waiver or consent for the purpose of (i) satisfying a condition precedent to borrowing under the Revolving Credit Facility that would not be satisfied but for such amendment, waiver or consent or (ii) modifying the currencies in which the Borrower may borrow under the Revolving Credit Facility and related provisions of the Senior Credit Documentation, (d) the consent of Lenders holding more than 50% of the outstanding loans under the applicable Facility shall be required to approve any amendment, waiver or consent for the purpose of (i) altering the order of application of any reduction in the commitments or any prepayment of loans (ii) altering the definition of required lender for the applicable Facility or (iii) impose any greater restriction on the ability of any lender under such Facility to assign its loans and commitments and (e) the consent of each lender in respect of the Revolving Credit Facility shall be required to amend the alternative currencies available to the Borrower and certain related constructs.

On or before the final maturity date of each of the Senior Credit Facilities, the Borrower shall have the right to extend the maturity date of all or a portion of the Facilities with only the consent of the Lenders whose loans or commitments are being extended, and otherwise on terms and conditions to be mutually agreed by the Administrative Agent and the Borrower; it being understood that each Lender under the tranche the maturity date of which is being extended shall have the opportunity to participate in such extension on the same terms and conditions as each other Lender under such tranche. The Senior Credit Facilities will also include provisions to allow, at the request of the Borrower, the refinancing of certain term loans under the Senior Credit Facilities, without the consent of the Required Lenders, subject to terms and conditions to be agreed.

The Senior Credit Documentation will contain “yank-a-bank” provisions as are usual and customary for financings of this kind.

Indemnification:

The Credit Parties will indemnify the Lead Arrangers, the Administrative Agent, each of the Lenders and their respective affiliates, partners, directors, officers, agents and advisors (each, an “indemnified person”) and hold them harmless from and against all liabilities, damages, claims, costs and expenses (including reasonable fees, disbursements, settlement costs and other charges of counsel) relating to the Transactions or any transactions related thereto and the Borrower’s use of the loan proceeds or the commitments; provided that no indemnified person will have any right to indemnification for any of the foregoing to the extent resulting from such indemnified person’s own gross negligence, willful misconduct or material breach of its obligations under the Senior Credit Facilities Documentation, as determined by a court of competent jurisdiction in a final non-appealable judgment. This indemnification shall survive and continue for the benefit of all such persons or entities.

Expenses:

The Borrower shall pay (a) all reasonable and documented out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees, expenses and charges of one primary counsel to the Lead Arrangers, one primary counsel to the Administrative Agent, one local counsel in each relevant jurisdiction, one specialty counsel for each relevant specialty and one or more additional counsel if one or more actual or potential conflicts of interest arise) of the Administrative Agent and the Lead Arrangers (promptly following written demand therefor) associated with the syndication of the Senior Credit Facilities and the preparation, negotiation, execution, delivery and administration of the Senior Credit Documentation and any amendment or waiver with respect thereto and (b) all out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel thereto) of the Administrative Agent and the Lenders promptly following written demand therefor in connection with the enforcement of the Senior Credit Documentation or protection of rights.

Governing Law and Forum:

The Senior Credit Documentation will provide that each party thereto will submit to the exclusive jurisdiction and venue of the federal and state courts of the State of New York (except to the extent the Administrative Agent or any Lender requires submission to any other jurisdiction in connection with the exercise of any rights under any security document or the enforcement of any judgment). New York law will govern the Senior Credit Documentation, except with respect to certain security documents where applicable local law is necessary for enforceability or perfection.

Waiver of Jury Trial and Punitive and Consequential Damages:	All parties to the Senior Credit Documentation waive the right to trial by jury and the right to claim punitive or consequential damages.

Counsel for the Lead Arrangers and the Administrative Agent:	Latham & Watkins LLP

SCHEDULE I TO ANNEX B

INTEREST AND FEES ON

SENIOR CREDIT FACILITIES

Interest:

At the Borrower’s option, loans (other than Swingline Loans) will bear interest based on the Base Rate or LIBOR, as described below:

A.            Base Rate Option

Interest will be at the Base Rate plus the applicable Interest Margin (as described below). The “Base Rate” is defined as the highest of (a) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1%, (b) the prime commercial lending rate of the Administrative Agent, as established from time to time at its principal U.S. office (which such rate is an index or base rate and will not necessarily be its lowest or best rate charged to its customers or other banks) and (c) the daily LIBOR (as defined below) for a one month Interest Period (as defined below) plus 1%; provided that in no event shall the Base Rate be less than the floor specified in the Fee Letter. Interest shall be payable quarterly in arrears on the last business day of each calendar quarter and (i) with respect to Base Rate Loans based on the Federal Funds Rate and LIBOR, shall be calculated on the basis of the actual number of days elapsed in a year of 360 days and (ii) with respect to Base Rate Loans based on the prime commercial lending rate of the Administrative Agent, shall be calculated on the basis of the actual number of days elapsed in a year of 365/366 days. Any loan bearing interest at the Base Rate is referred to herein as a “Base Rate Loan”.

Base Rate Loans will be made on one business days’ notice and will be in minimum amounts to be agreed upon.

B.            LIBOR Option

Interest will be determined for periods (“Interest Periods”) of one, two, three or six months as selected by the Borrower and will be at an annual rate for Eurocurrency deposits for the corresponding deposits of U.S. dollars appearing on Reuters Screen LIBOR01 Page (“LIBOR”) plus the applicable Interest Margin (as described below); provided that the Borrower will not be permitted to obtain Interest Periods longer than one month until the date that is 30 days after the Closing Date. LIBOR will be determined by the Administrative Agent at the start of each Interest Period and, other than in the case of LIBOR used in determining the Base Rate, will be fixed through such period. Interest will be paid on the last day of each Interest Period or, in the case of Interest Periods longer than three months, every three months, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR

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will be adjusted for maximum statutory reserve requirements (if any) and, solely in the case of determining the interest applicable to the Term Loan B Facility, in no event shall be less than the floor specified in the Fee Letter. Any loan bearing interest at LIBOR (other than a Base Rate Loan for which interest is determined by reference to LIBOR) is referred to herein as a “LIBOR Rate Loan”.

LIBOR Rate Loans will be made on three business days’ prior notice (or four business days’ prior notice for multicurrency borrowings) and, in each case, will be in minimum amounts consistent with the Bank Documentation Principles.

Swingline loans will bear interest at the Base Rate plus the applicable Interest Margin.

Default Interest:

(a)         Automatically if any amount of principal of any loan is not paid when due (without regard to any applicable grace periods) whether at stated maturity, by acceleration or otherwise) or (b) at the election of the Required Lenders (or the Administrative Agent at the direction of Required Lenders), (i) if any other amount payable by the Borrower under any loan document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise; or (ii) while any event of default exists and is continuing, all outstanding principal, fees and other obligations under the Senior Credit Facilities shall bear interest at a rate per annum of 2% in excess of the rate then applicable to such loan (including the applicable Interest Margin) and shall be payable on demand of the Administrative Agent.

Interest Margins:	As set forth in the Fee Letter.

Commitment Fee:	As set forth in the Fee Letter.

Letter of Credit Fees:	As set forth in the Fee Letter.

Closing Fees:	As set forth in the Fee Letter.

Other Fees:	The Lead Arrangers and the Administrative Agent will receive such other fees as will have been agreed in a fee letter between them and the Borrower.

Pricing Grid:	As set forth in the Fee Letter.

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ANNEX C

SENIOR SECURED CREDIT FACILITIES

CONDITIONS ANNEX

Capitalized terms not otherwise defined herein have the meanings assigned to them in the Commitment Letter to which this Annex is attached or Annex A to the Commitment Letter or Annex B to the Commitment Letter, as applicable.

Closing and the making of the initial extensions of credit under the Existing Facility Amendment or the Senior Credit Facilities, as applicable, will be subject to the satisfaction of the following conditions precedent:

(a)                                 (i) Amendment Documentation or Senior Credit Documentation, as applicable, (the “Financing Documentation”) reflecting, and consistent with, the terms and conditions set forth herein and in the applicable Term Sheet and otherwise reasonably satisfactory to the Borrower and the Lead Arrangers, will have been executed and delivered by all parties thereto and (ii) the Administrative Agent will have received such customary legal opinions (including, without limitation, opinions of special counsel and local counsel as may be reasonably requested by the Administrative Agent) which such opinions shall permit reliance by permitted assigns of each of the Administrative Agent and the Lenders, and documents and other instruments as are customary for transactions of this type including, without limitation, a certificate of the chief financial officer of the Borrower in the form of Exhibit I attached hereto as to the solvency of the Borrower and its subsidiaries, on a consolidated basis, after giving effect to the Transactions.

(b)                                 Subject in all respects to the Limited Conditionality Provision, all documents, instruments, reports and policies required to perfect and evidence the Administrative Agent’s first priority security interest (subject to permitted liens to be agreed) in and liens on the Collateral shall have been executed and/or delivered and, to the extent applicable, be in proper form for filing.

(c)                                  Since the date of the Commitment Letter, there shall not have occurred a Company Material Adverse Effect.  “Company Material Adverse Effect” means any change, effect, development or circumstance which, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that changes, effects, developments or circumstances to the extent resulting from, directly or indirectly, the following shall be excluded from the determination of Company Material Adverse Effect:  (i) any change, effect, development or circumstance in any of the industries or markets in which the Company or its Subsidiaries operate; (ii) any change in any Law or GAAP (or changes in interpretations or enforcement of any Law or GAAP) applicable to the Company or any of its Subsidiaries or any of their respective properties or assets; (iii) changes in general economic, regulatory or political conditions or the financial, credit or securities markets in general (including changes in interest or exchange rates, stock, bond and/or debt prices); (iv) any acts of God, natural disasters, earthquakes, hurricanes, terrorism, armed hostilities, sabotage, war or any escalation or worsening thereof; (v) the negotiation, execution, announcement or the consummation of the Acquisition Agreement or the transactions contemplated thereby (including the impact of any of the foregoing on relationships with customers, suppliers, licensors, employees or regulators (including any Gaming Authority), and any suit, action or proceeding arising therefrom or in connection therewith); (vi) any action taken as expressly permitted or required by the Acquisition Agreement (it being understood and agreed that actions taken by the Company or its Subsidiaries pursuant to its obligations under Section 6.1 of the Acquisition Agreement to conduct its

Annex C– Conditions Annex

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business in the ordinary course pursuant to the first paragraph of Section 6.1 of the Acquisition Agreement shall not be excluded in determining whether a Company Material Adverse Effect has occurred) or any action taken at the written direction of Parent or Merger Sub; (vii) any changes in the market price or trading volume of the Company Common Stock, any changes in credit ratings or any failure (in and of itself) by the Company or its Subsidiaries to meet internal, analysts’ or other earnings estimates, budgets, plans, forecasts or financial projections of its revenues, earnings or other financial performance or results of operations (but not excluding any change, effect, development or circumstance giving rise to any such change or failure to the extent such change, effect, development or circumstance is not otherwise excluded pursuant to this definition); or (viii) changes, effects, developments or circumstances arising from or relating to the identity of Parent or Merger Sub or Parent’s ability to obtain the Gaming Approvals; provided, further, that, with respect to clauses (i), (ii), (iii), and (iv), the impact of such change, effect, development or circumstance, is not disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to other companies in the industries in which the Company and its Subsidiaries operate (each capitalized term used in the definition of Company Material Adverse Effect (other than the defined term Acquisition Agreement) has the meaning given to such term in the Acquisition Agreement referred to below in effect on the date hereof).

(d)                                 The Acquisition will have been consummated substantially simultaneously with the funding of (i) the New Term B Loan under the Existing Facility Amendment or (ii) the Senior Credit Facilities, as applicable, in accordance with the terms of the merger agreement dated the date hereof and executed in connection with the Acquisition (together with all exhibits and schedules thereto, the “Acquisition Agreement”) without giving effect to any amendment, waiver, modification or consent thereunder by the Borrower (including, without limitation, any waiver of any condition precedent to the closing thereunder) that is or would be materially adverse to the Lenders, without the consent of the Lead Arrangers, such consent not to be unreasonably withheld; it being agreed that (i) any decrease in excess of 10% in the consideration paid in connection with the Acquisition shall constitute a change materially adverse to the Lenders unless approved by the Lead Arrangers, and any decrease of less than 10% of the consideration paid shall be applied to reduce the New Term B Loan or the Term Loan A Facility and Term Loan B Facility on a pro rata basis and (ii) any amendment, waiver, modification or consent relating to the definition of “Company Material Adverse Effect” or Section 4.10 in the Acquisition Agreement in effect on the date hereof shall be deemed to be materially adverse to the Lenders.  The Acquired Company Refinancing or the Refinancing, as applicable, shall have been consummated such that, after giving effect to the Transactions, neither the Borrower, the Acquired Company nor any of their respective subsidiaries shall have outstanding any indebtedness or preferred stock other than (i) the loans and other extensions of credit under the Existing Facility Amendment or the Senior Credit Facilities, as applicable, and (ii) in respect of the Borrower and its subsidiaries, indebtedness in respect of capital leases, synthetic lease obligations and purchase money obligations for fixed or capital assets in an aggregate principal amount for all such obligations not to exceed $30,000,000 at any time outstanding (and otherwise subject to the limitations with respect to such indebtedness as set forth in the Existing Credit Agreement in effect on the date hereof) and certain other indebtedness set forth in the Financing Documentation and reasonably approved by the Lead Arrangers; provided, that, notwithstanding the foregoing, at any time after the date hereof through the Closing Date, (x) neither the Borrower nor any of its subsidiaries may incur any indebtedness pursuant to Section 2.14 or Section 2.15 of the Existing Credit Agreement as in effect on the date hereof and (y) the Borrower shall not exercise any of its rights under the last paragraph of Section 10.01 and/or Section 10.13 of the Existing Credit Agreement without the consent of all Lead Arrangers. The Lead Arrangers shall have received reasonably satisfactory evidence of repayment of all indebtedness of such entities to be repaid on the closing of the Existing Facility Amendment or the Senior Credit Facilities, as applicable.

(e)                                  The Lead Arrangers will have received (i) copies of audited consolidated financial statements for the Borrower and its subsidiaries for the most recent three fiscal years ended more

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than 90 days prior to the Closing Date and quarterly unaudited financial statements for the first three quarterly periods ended since the last audited financial statements and more than 45 days prior to the Closing Date; (ii) copies of audited consolidated financial statements for the Acquired Company and its subsidiaries for the most recent three fiscal years ended more than 90 days prior to the Closing Date and quarterly unaudited financial statements for the first three quarterly periods ended since the last audited financial statements and more than 45 days prior to the Closing Date; (iii) a pro forma consolidated balance sheet and related pro forma consolidated income statements of the Borrower and its subsidiaries (based on the financial statements of the Borrower and the Acquired Company referred to in clauses (i) and (ii) above) as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Closing Date (or, if the most recently completed fiscal period is the end of a fiscal year, ended at least 90 days before the Closing Date), prepared after giving pro forma effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements) (prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, and all other rules and regulations of the SEC under such Securities Act, and including other adjustments reasonably acceptable to the Lead Arrangers); and (iv) projections prepared by management of balance sheets, income statements and cashflow statements of the Borrower and its subsidiaries (after giving pro forma effect to the Acquisition), which will be quarterly for the first year after the Closing Date and annually thereafter for the term of the Facilities.  With respect to the matters described in Section (e)(i) and (e)(ii), the filing of the required financial statements on Form 10-K and Form 10-Q by the Borrower or the Acquired Company, as the case may be, shall satisfy the foregoing requirements.

(f)                                   The Lead Arrangers shall have received, at least five business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

(g)                                  The Lead Arrangers shall have been afforded a period of at least 30 consecutive calendar days (provided, that, (a) if such period has not ended prior to August 19, 2013, then such period will not commence until September 3, 2013, (b) such period shall not be required to be consecutive to the extent it would include November 28, 2013 through December 1, 2013 (which dates shall not count for the purposes of the thirty (30)-consecutive-day-period), (c) if such period has not ended prior to December 24, 2013, then such period will not commence until January 2, 2014, (d) such period shall not be required to be consecutive to the extent it would include January 18, 2014 through January 20, 2014 (which dates shall not count for the purposes of the thirty (30) consecutive-day-period), (e) such period shall not be required to be consecutive to the extent it would include February 15, 2014 through February 17, 2014 (which dates shall not count for the purposes of the thirty (30) consecutive-day-period), (f) such period shall not be required to be consecutive to the extent it would include April 18, 2014 through April 21, 2014 (which dates shall not count for the purposes of the thirty (30) consecutive-day-period), (g) such period shall not be required to be consecutive to the extent it would include May 24, 2014 through May 26, 2014 (which dates shall not count for the purposes of the thirty (30) consecutive-day-period), and (h) such period shall not be required to be consecutive to the extent it would include July 4, 2014 through July 6, 2014 (which dates shall not count for the purposes of the thirty (30) consecutive-day-period) with respect to the Existing Facility Amendment or the Senior Credit Facilities, as applicable, after the delivery of the confidential information memoranda contemplated by the Commitment Letter to be used in connection with the syndication.

(h)                                 All fees and expenses due to the Lenders, the Lead Arrangers, the Administrative Agent and counsel to the Lead Arrangers and the Administrative Agent, including all fees and expenses due under the Fee Letter, the Administrative Agency Fee Letter and the BofA Administrative Agency Fee Letter, will have been paid, to the extent an invoice therefor was presented at least two business days prior

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to the Closing Date (or such later date as the Borrower may agree).

(i)                                     The Specified Representations and the Specified Acquisition Agreement Representations will be true and correct in all material respects (or, if qualified by materiality or material adverse effect, in all respects).

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Exhibit I to Annex C

FORM OF SOLVENCY CERTIFICATE

[Date]

This Solvency Certificate is being executed and delivered pursuant to Section [•] of that certain [•] (the “Credit Agreement”; the terms defined therein being used herein as therein defined).

I, [•], the Chief Financial Officer of Bally Technologies, Inc. (the “Borrower”), in such capacity and not in an individual capacity, hereby certify as follows:

1.                                      I am generally familiar with the businesses and assets of the Borrower and its subsidiaries, taken as a whole, and have made such investigation and inquiries as to the financial condition of the Borrower and its subsidiaries as are necessary and prudent for the purposes of providing this Solvency Certificate and I am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Credit Agreement; and

2.                                      As of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Transactions, that:

(a)                                 the fair value of the property of the Borrower and its subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of the Borrower and its subsidiaries, on a consolidated basis;

(b)                                 the present fair salable value of the assets of the Borrower and its subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the probable liabilities of the Borrower and its subsidiaries, on a consolidated basis, on their debts as they become absolute and matured;

(c)                                  the Borrower and its subsidiaries do not intend to, and do not believe that they will, incur debts or liabilities beyond the ability of the Borrower and its subsidiaries, on a consolidated basis, to pay such debts and liabilities as they mature;

(d)                                 the Borrower and its subsidiaries are not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the property of the Borrower and its subsidiaries, on a consolidated basis, would constitute an unreasonably small capital; and

(e)                                  the Borrower and its subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.

For the purposes hereof, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

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Exhibit I to Annex C– Form of Solvency Certificate

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IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

By:
Name:
Title:	Chief Financial Officer

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